UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Central Garden & Pet Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1)0-11.

We are Central to home

CENTRAL
GARDEN & PET

2025

Proxy Statement

OUR MISSION

Lead the future of the garden and pet industries... one blade of grass and one wagging tail at a time

LEADING POSITIONS

#2 Pet Supplies (ex. Dog & Cat Food, Cat Litter)

#2 Lawn & Garden Consumables

GREAT BRANDS

Pennington · Nylabone · Kaytee · Amdro · Aqueon · Farnam · Four Paws · C and S · Cadet · Ferry-Morse

FISCAL 2024 FINANCIAL RESULTS

Net Sales	Operating Income	EPS	Cash & Cash Equiv.
$3.2B	$185MM	$1.62	$754MM

CENTRAL GARDEN & PET COMPANY 1340 Treat Blvd., Suite 600 Walnut Creek, California 94597

Notice of Annual Meeting of Shareholders to be Held on Wednesday, February 12, 2025
To the Shareholders:
NOTICE IS HEREBY GIVEN

Time and Date Wednesday, February 12, 2025 at 10:30 A.M. Pacific Time	Location virtual meeting conducted exclusively via live webcast at www.virtualshareholder meeting.com/CENT2025
Record Date
Only holders of record of Common Stock and Class B Stock on the books of the Company as of 5:00 P.M. Pacific time, December 16, 2024, will be entitled to vote at the Annual Meeting and any adjournment thereof.

The Annual Meeting of Shareholders of Central Garden & Pet Company will be held virtually over the Internet on Wednesday, February 12, 2025, at 10:30 A.M. Pacific Time for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of stockholders:
1.	To elect ten directors;
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on September 27, 2025;
3.	To approve an amendment to our certificate of incorporation to include an officer exculpation provision; and
4.	To transact such other business as may properly come before the Meeting

The Board of Directors recommends that you vote:

Proposal No. 1:	FOR the election of the ten directors;
Proposal No. 2:	FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on September 27, 2025; and
Proposal No. 3:	FOR the amendment to the certificate of incorporation to include an officer exculpation provision.

Only holders of record of Common Stock and Class B Stock on the books of the Company as of 5:00 P.M. Pacific time, December 16, 2024, will be entitled to vote at the Annual Meeting and any adjournment thereof. Holders of Class A Common Stock are welcome to participate in the Annual Meeting. A complete list of the Company’s shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for 10 days prior to the Annual Meeting during normal business hours at the Company’s principal executive offices at 1340 Treat Blvd., Suite 600, Walnut Creek, California, 94597.
Shareholders may participate and vote shares electronically at the virtual Annual Meeting and submit questions by following the instructions at www.virtualshareholdermeeting.com/CENT2025.

Except for those shareholders who have already requested printed copies of the Company’s proxy materials, the Company is furnishing proxy materials for the Annual Meeting to shareholders through the Internet. On or about December 30, 2024, the Company mailed to shareholders on the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). Certain shareholders who previously requested email notice in lieu of mail received the Notice by email. If a shareholder received a Notice by mail or email, that shareholder will not receive a printed copy of the proxy materials unless such shareholder specifically requests one. Instead, the Notice instructs shareholders on how to access and review all of the important information contained in the Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024 (which the Company posted on the Internet on December 30, 2024), as well as how to submit proxies over the Internet. The Company believes that mailing or emailing the Notice and posting other materials on the Internet allow it to provide shareholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If a shareholder received the Notice and would still like to receive a printed copy of the proxy materials, such shareholder may request a printed copy of the proxy materials by any of the following methods: through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.
Whether or not you plan to participate in the Annual Meeting, please vote as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the Annual Meeting.
By Order of the Board of Directors

Joyce M. McCarthy
Secretary
Dated: December 30, 2024

CENTRAL GARDEN & PET COMPANY
1340 Treat Blvd., Suite 600
Walnut Creek, California 94597
Proxy Statement
The Board of Directors of Central Garden & Pet Company (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders on February 12, 2025 (the “Annual Meeting”), for the purposes set forth in the foregoing notice. This proxy statement (the “Proxy Statement”) and, in the case of holders of Common Stock and Class B Stock, the form of proxy, were first sent to shareholders on or about December 30, 2024. Holders of Class A Common Stock will receive this Proxy Statement but will not be entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 28, 2024) by posting them on the Internet on December 30, 2024. Therefore, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its shareholders. Starting on the date of distribution of the Notice, all shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If a Class B or Common shareholder requests printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.
If a Class B or Common shareholder holds shares in its own name as a shareholder of record, such Class B or Common shareholder may vote shares at the Annual Meeting or by proxy. The platform for the virtual Annual Meeting includes functionality that affords validated shareholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below, and once admitted, shareholders may view reference materials such as our list of shareholders as of the record date, submit questions and (for Class B or Common shareholders) vote their shares by following the instructions that will be available on the meeting website. To vote by proxy, Class B or Common shareholders should vote in one of the following ways:
•	Via the Internet. Class B or Common shareholders may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.
•
By Telephone. If a Class B or Common shareholder received proxy materials or requested printed copies by mail, such Class B or Common shareholder located in the United States may vote by calling the toll-free number found on the proxy card.

•
By Mail. If a Class B or Common shareholder received proxy materials or requested printed copies by mail, such Class B or Common shareholder may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

Voting by proxy will not affect the right of Class B or Common shareholders to vote shares during the Meeting—by voting during the Meeting such Class B or Common shareholders automatically revoke their proxy. Class B or Common shareholders may also revoke a proxy at any time before the applicable voting deadline by giving the Company’s Secretary written notice of revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (the latest telephone or Internet proxy is the one that will be counted).
If you vote by proxy, the individuals named as proxyholders will vote the shares as instructed. If a Class B or Common shareholder votes shares over the telephone, such Class B or Common shareholder must select a voting option (“For” or “Withhold” (for directors) and “For,” “Against” or “Abstain” (for Proposals Two and Three) in order for the proxy to be counted on that matter. If a Class B or Common shareholder validly votes shares over the Internet or by mail but does not provide any voting instructions, the individuals named as proxyholders will vote such shares FOR the election of the nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2025 and FOR the approval of the amendment to the certification of incorporation to include an officer exculpation provision.
Central Garden & Pet Company   1   2025 Proxy Statement

If shares are registered in street name, Class B or Common shareholders must vote shares in the manner prescribed by the broker, bank or other nominee. In most instances, a Class B or Common shareholder can do this over the telephone or Internet, or if a Class B or Common shareholder has received or requested a hard copy of the proxy statement and accompanying voting instruction form, the Class B or Common shareholder may mark, sign, date and mail the voting instruction form in the envelope the broker, bank or other nominee provides. The materials that were sent to Class B or Common shareholders have specific instructions for how to submit votes and the deadline for doing so. If a Class B or Common shareholder would like to revoke its proxy, such Class B or Common shareholder must follow the broker, bank or other nominee’s instructions on how to do so. If a Class B or Common shareholder wishes to vote at the Annual Meeting, such Class B or Common shareholder may vote their shares by participating in the Annual Meeting and voting their shares over the Internet.
Access and Log-In Instructions for Virtual Annual Meeting
To be admitted to the Annual Meeting, go to https://www.virtualshareholdermeeting.com/CENT2025 and enter the 16-digit control number on your notice of internet availability of proxy materials or proxy card previously distributed to shareholders. Online access to the Annual Meeting will open at 10:15 a.m. Pacific Time to allow time for shareholders to log-in prior to the start of the live audio webcast of the Annual Meeting at 10:30 a.m. Pacific Time. The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should allow sufficient time prior to the start of the meeting to log-in and ensure that they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page. It is important that shareholders read the proxy materials that were previously distributed, and we strongly encourage Class B and Common shareholders to vote in advance of the Annual Meeting, even if they are planning to log in and participate through the internet.
Voting Securities
Only shareholders of record of Common Stock and Class B Stock on the books of the Company as of 5:00 P.M. Pacific Time, December 16, 2024, will be entitled to vote at the Annual Meeting.
As of the close of business on December 16, 2024, there were outstanding 10,718,231 shares of Common Stock of the Company, entitled to one vote per share, and 1,602,374 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. There were also outstanding 53,133,570 shares of Class A Common Stock, which generally have no voting rights unless otherwise required by Delaware law. Except for Proposal Three, holders of Common Stock and Class B Stock will vote together on all matters presented to the shareholders for their vote or approval at the Annual Meeting.
The holders of not less than a majority of the shares of Common Stock and Class B Stock of the Company entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof and, in all matters other than the election of directors and Proposal Three, the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. Votes cast by proxy at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a shareholder’s shares are held in street name and the shareholder does not instruct his or her broker how to vote the shares, the brokerage firm, in its discretion, may either leave the shares unvoted or vote the shares on routine matters. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year should be treated as a routine matter. To the extent a shareholder’s brokerage firm votes shares on the shareholder’s behalf on that proposal, the shares also will be counted as present for the purpose of determining a quorum. Under the General Corporation Law of the State of Delaware (the “DGCL”), shareholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and we will not independently provide shareholders with any such right.
With regard to the election of directors, votes may be cast “For” or “Withhold” for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors with the holders of Common Stock and Class B Stock voting together as a single class. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” affect the outcome of the election.
Proposal Two requires approval by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with the holders of Common Stock and Class B Stock voting together as a single class. Accordingly, abstentions on the proposal will have the effect of a negative vote on this proposal. A broker non-vote will have no impact on this proposal.
Central Garden & Pet Company   2   2025 Proxy Statement

Proposal Three to amend the Company’s Certificate of Incorporation to include an officer exculpation provision requires approval by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and of a majority of the outstanding shares of Class B Stock, each voting separately as a class. Accordingly, abstentions and broker non-votes on the proposal to amend the Company’s Certificate of Incorporation will have the effect of a negative vote on this proposal.
Householding of Materials
In order to reduce printing and postage costs for shareholders who request a printed copy of the proxy materials, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders who request a printed copy of the proxy materials sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. This practice is commonly referred to as “householding.” If your household has received only one Annual Report and one Proxy Statement, we will promptly deliver a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Investor Relations at our executive offices, which are located at 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597, or calls (925) 948-4000 and requests such a delivery. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to our executive offices, or call (925) 948-4000 with such a request.
Central Garden & Pet Company   3   2025 Proxy Statement

PROPOSAL ONE
Election of Directors
The persons named below are nominees for director to serve until the next annual meeting of shareholders and until their successors shall have been elected. The nominees are all members of the present Board of Directors. Michael J. Griffith is not standing for re-election. In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of all such nominees to the Board of Directors. If any nominee is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Set forth below is certain information concerning the nominees which is based on data furnished by them.

William E. Brown(2)(4)
William E. Brown, 83, has served as Director since 1980. Mr. Brown has been Chairman of the Board of the Company since September 2019 and previously served as Chairman from 1980 until February 2018. He was Chief Executive Officer from 1980 to 2003 and from 2007 until 2013.

Mr. Brown founded the Company and has extensive management and leadership experience and a deep knowledge of the lawn and garden and pet supplies industries and the financial and operational issues faced by the Company.

Courtnee Chun(3)(4)
Courtnee Chun, 50, has served as Director since 2021. Ms. Chun served as Senior Advisor to Liberty Media Corporation until January 2024. Until January 2023, she was Chief Portfolio Officer for Liberty Media Corporation, Qurate Retail. Inc., Liberty TripAdvisor Holdings, Inc., Liberty Broadband Corporation and GCI Liberty, having joined Liberty Media in February 2008. Previously, Ms. Chun served as VP Opportunity Development at Level 3, Chief Financial Officer at New Global Telecom and prior to these roles received extensive transaction experience through corporate development work at FirstWorld Communications and investment banking at JP Morgan. Ms. Chun has been a member of the Board of Directors of J.Jill, Inc. since September 2024. She previously was a director of HSN, Inc., Expedia Group, Inc., and LendingTree, Inc.

Ms. Chun has broad based experience in a number of industries including eCommerce, media, technology and direct-to-consumer marketing and a strong background in M&A, portfolio management and investor relations.

Central Garden & Pet Company   4   2025 Proxy Statement

Lisa Coleman(1)(3)(5)
Lisa Coleman, 54, has served as Director since 2021. Ms. Coleman has more than 25 years of experience in talent management and development including executive coaching, leadership development, leadership and succession planning and talent acquisition. Since January 2010, she has provided executive career coaching and board advisory through her firm Lisa Coleman Advisory Services. Before starting her firm, Ms. Coleman served as Managing Director, Head of Leisure and Hospitality Practice, member of the Consumer and Private Equity Practices and Head of Research Americas at Russell Reynolds Associates where she led business development, executive search and organization assessments for consumer sector clients. Prior to that she served as the Human Capital Partner at Maveron, a venture capital firm and spent five years at Korn/Ferry International as Partner, Retail Practice and Head of eCommerce.

Ms. Coleman has expertise in CEO and senior management succession planning, human capital management, leadership development and talent acquisition and brings broad-based experience in a number of industries including leisure and hospitality, private equity, retail and eCommerce.

Brendan P. Dougher(3)
Brendan P. Dougher, 62, has served as Director since 2020. Mr. Dougher served in executive roles at PricewaterhouseCoopers LLP (“PwC”) for 36 years, including as Managing Partner of the NY Metro Region of PwC from July 2006 until June 2019 and most recently as Managing Partner of the US Cyber Security & Privacy Practice from January 2019 to September 2019.

As a former senior partner of one of the Big Four audit firms, Mr. Dougher has strong leadership experience in a wide variety of financial matters including reporting, governance, strategy and regulatory matters.

Nicholas Lahanas
Nicholas Lahanas, 56, has served as Director and Chief Executive Officer of the Company since September 2024. From May 2017 until his appointment as Chief Executive Officer, he served as the Company’s Chief Financial Officer. Mr. Lahanas served as Senior Vice President of Finance and Chief Financial Officer of the Company’s Pet Segment from April 2014 to May 2017 and Vice President of Corporate Financial Planning & Analysis from October 2011 to March 2014. Mr. Lahanas was the Director of Business Performance from March 2008 to October 2011, where his primary focus was on business unit profitability, and was a Finance Manager from October 2006 to March 2008 in the Company’s Garden Segment. Prior to joining Central, he worked in private equity and investment banking.

Mr. Lahanas has strong financial expertise, having served as the Company’s Chief Financial Officer, where he helped drive the company’s strategy and financial performance. He also has extensive knowledge of the pet and garden industries, having worked in various other roles throughout the Company, including in its Pet and Garden Segments. Mr. Lahanas has deep M&A experience, helping lead acquisitions at the Company and from his time in investment banking and private equity before joining the Company.

Central Garden & Pet Company   5   2025 Proxy Statement

Randal D. Lewis
Randal D. Lewis, 58, has served as a Director since December 2024. He is currently the principal of L&C Management, a provider of management consulting services. Mr. Lewis served as the Chief Operating Officer of Spectrum Brands Holdings, Inc. (“Spectrum”) from October 2018 to December 2022 and Executive Vice President from September 2019 to December 2022, with direct responsibility for all of Spectrum’s operating divisions. Mr. Lewis was previously the President of Spectrum’s Global Consumer Division from March 2018, which included its Global Auto Care, Global Pet Care and Home & Garden business units. Prior to that, he was President of Spectrum’s Pet, Home & Garden business unit from November 2014.

Mr. Lewis has extensive operational management experience and deep knowledge of the industries in which we operate, having worked in various senior roles at Spectrum, including in its pet and garden businesses. Mr. Lewis also has substantial M&A experience.

Christopher T. Metz
Christopher T. Metz, 59, has served as Director since 2019. Mr. Metz has served as President and Chief Executive Officer and a director of Solo Brands, Inc. since January 2024. Prior to that, Mr. Metz served as a director and Chief Executive Officer of Vista Outdoor Inc. from October 2017 through January 2023. Prior to joining Vista Outdoor Inc., he served as President and Chief Executive Officer of Arctic Cat Inc., a manufacturer of all-terrain vehicles, recreational off-road vehicles and snowmobiles, from December 2014 to March 2017. Mr. Metz served as a Managing Director of Sun Capital Partners, Inc., a global private equity firm, from 2005 to July 2014. Prior to joining Sun Capital, he worked for Black & Decker, a manufacturer of power tools, accessories, hardware, home improvement products, and technology based fastening systems, for over 13 years, serving in a variety of capacities, including President of its Hardware and Home Improvement Group from 1999 to 2005. Mr. Metz also served as a director of Acushnet Holdings Corp., a performance-driven golf company, from 2015 to 2017.

Mr. Metz has extensive experience leading global consumer products companies and proven leadership, strategic decision making, and business performance skills and a background in private equity.

Brooks M. Pennington III(2)(4)
Brooks M. Pennington III, 70, has served as Director since 1998. Mr. Pennington is co-owner of Pennington & Pennington, LLC, which provides management services for family entities involved in real estate development, student housing, timber production, farming, market investments and other businesses. He served as the Company's Chairman from February 2018 to September 2019 and was Director of Special Projects for the Company from October 2006 through March 2023. From 1994 through September 2006, he was the President and Chief Executive Officer of Pennington Seed, Inc., a business which was acquired by the Company in 1998. Mr. Pennington also serves on the boards of several private companies and was a member of the Board of Trustees of the University of North Georgia from July 2005 through June 2023.

Mr. Pennington has over 45 years of work experience in the lawn and garden industry, including 12 years as the former Chief Executive Officer of Pennington Seed, Inc.

Central Garden & Pet Company   6   2025 Proxy Statement

John R. Ranelli(4)(5)
John R. Ranelli, 78, has served as Director since 2010. Mr. Ranelli served as the Company’s Chief Executive Officer from February 2013 to May 2016 and as Acting Principal Financial Officer from February 2016 to September 2016. He served as Chairman of the Board of Woolrich, Inc., a global apparel and accessories company, from 2011 until November 2016, and also served as Chief Executive Officer from March 2012 until October 2012. From 2008 to 2012, Mr. Ranelli was engaged in pursuing corporate acquisition opportunities while advising companies and private equity firms. From 2007 to 2008, he was Chief Executive Officer and President of Mikasa, Inc., a global dinnerware, crystal and home accessories company. From 1999 to 2006, Mr. Ranelli served as Chairman, Chief Executive Officer and President of FGX International, an optical and jewelry company. Previously, he served in senior executive capacities with Stride Rite Corporation, Deckers Outdoor Corporation, TLC Beatrice and The Timberland Company. Mr. Ranelli serves on the Board of OrthoLite Holdings, LLC and is a member of the Massachusetts General Hospital Cancer Center Advisory Board. He was a member of the Trilantic Capital Partners Advisory Board from 2017 to 2020.

As a former Chief Executive Officer of the Company and an experienced chief executive officer of consumer products companies and a chairman and director of public and private equity owned companies, Mr. Ranelli has deep knowledge about the Company and extensive experience leading and managing all aspects of mid-sized to large consumer products companies.

Mary Beth Springer(2)(5)
Mary Beth Springer, 60, has served as Director since 2013. Ms. Springer served as the Interim Chief Executive Officer of the Company from October 2023 to September 2024. From October 2020 to October 2023 and beginning again in October 2024, she has served as the Company’s lead independent director. From 2009 to 2011, Ms. Springer served as Executive Vice President and General Manager of the Clorox Company. She served as Clorox’s Group Vice President – Strategy and Growth from 2007 until 2009. Ms. Springer was Group Vice President and General Manager, Specialty Division from 2005 to 2007 and Vice President and General Manager, Glad Products Business Unit from 2002 through 2004. She joined Clorox in 1990 as associate marketing manager for household products and subsequently held marketing positions of increasing responsibility. Ms. Springer also serves as an independent director of Amy’s Kitchen, a privately held organic food company and previously served as a director of Nature’s Sunshine Products, Inc., a natural health and wellness company.

As a former senior executive of one of the country’s leading consumer products companies, Ms. Springer brings significant experience in general management, marketing, sales and branding and many other aspects of the operations of a public consumer products company.

(1)	Member of Compensation Committee.
(2)	Member of Executive Committee.
(3)	Member of Audit Committee.
(4)	Member of Investment Committee.
(5)	Member of Talent, Capabilities & Succession Committee.
Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Central Garden & Pet Company   7   2025 Proxy Statement

Further Information Concerning the Board of Directors
BOARD INDEPENDENCE
Upon consideration of the criteria and requirements regarding director independence set forth in NASDAQ Rule 5605, the Board of Directors determined that each of Messrs. Dougher, Griffith, Lewis, Metz and Ranelli and Mses. Chun and Coleman met the standards of independence established by the NASDAQ. Ms. Springer was also determined independent until assuming the role of Interim Chief Executive Officer in October 2023 and has regained independence upon her resignation from the role of Interim Chief Executive Officer in September 2024.
BOARD LEADERSHIP STRUCTURE
Under our current leadership structure, the Company has separated the roles of Chairman and Chief Executive Officer. Mr. Brown serves as Chairman, and Mr. Lahanas serves as Chief Executive Officer. The Board believes that separating the roles is appropriate given the differences between the two roles as they are presently defined. The Chief Executive Officer is responsible for setting our operating strategy and for our day-to-day leadership and performance, while the Chairman provides guidance to the Chief Executive Officer and leads the Board. In addition, because Mr. Brown is not “independent” within the meaning of the NASDAQ listing standards, the Board also selects a director who is independent to serve as the “lead independent director.” Ms. Springer has served in this capacity since September 2019, except from October 2023 to September 2024 when she served as Interim Chief Executive Officer.
The Board believes in the importance of independent oversight, which it seeks to ensure through a variety of means, including:
•	A majority of the Company’s directors are independent.
•	Having a lead independent director to serve as a liaison between the Chairman and the independent directors.
•
During most regularly scheduled Board meetings, the independent directors meet in executive session without the presence of any management directors. The lead independent director leads these executive sessions. While Ms. Springer served as Interim Chief Executive Officer, these executive sessions were led by Mr. Dougher.

•	The charters for the audit and compensation committees require that all of the members of those committees be independent.
The Board believes that the separated roles of Chairman and Chief Executive Officer, together with the significant responsibilities of the Company’s lead independent director and other independent directors described above, provide an appropriate balance between leadership and independent oversight.
Central Garden & Pet Company   8   2025 Proxy Statement

BOARD DIVERSITY

Board Diversity Matrix (As of December 16, 2024)
Total Number of Directors	10
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	7
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Central Garden & Pet Company   9   2025 Proxy Statement

COMMITTEES OF THE BOARD
The Company has three standing committees: Audit, Compensation and Investment. The Company has two informal committees: Executive and Talent, Capabilities and Succession. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. The entire Board fulfills the function of the nominating committee.
Audit Committee
During fiscal 2024, the members of the Audit Committee were Mr. Dougher (Chairman) and Mses. Chun and Coleman. The Company’s Board of Directors has determined that Mr. Dougher qualifies as an audit committee financial expert as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC and is independent as such term is defined in the NASDAQ Rules. The functions performed by the Audit Committee include:
•	recommending to the Board of Directors the engagement or discharge of the Company’s independent registered public accounting firm;
•	reviewing with the independent registered public accounting firm the plan and results of the audit engagement;
•	reviewing the Company’s system of internal financial and accounting controls;
•	reviewing the financial statements of the Company;
•	discussing with management and the independent auditors the Company’s accounting policies;
•	approving the Company’s filing of reports with the SEC;
•	overseeing cybersecurity risk; and
•	inquiring into matters within the scope of its functions.
The Board of Directors has adopted a written Audit Committee charter. The charter is available on the Company’s website at ir.central.com/governance-esg/governance-documents. The Audit Committee held 11 meetings during fiscal 2024.
Compensation Committee
During fiscal 2024, the members of the Compensation Committee were Mr. Griffith (Chairman) and Ms. Coleman. Ms. Springer resigned from the Compensation Committee upon assuming the role of Interim Chief Executive Officer in October 2023. The functions performed by the Compensation Committee include:
•	reviewing and making recommendations to the Board of Directors concerning the compensation of officers, directors and key management employees of the Company;
•	administering the Company’s equity incentive plans;
•	evaluating the performance of management and related matters;
•	evaluating the mixture of base salary, cash bonus and equity compensation in each executive officer’s total compensation package;
•	awarding equity as a means of linking executives’ long-term compensation to the stock price appreciation experienced by shareholders;
•	considering the possible tax consequences to the Company and to the executives when determining executive compensation;
•
reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure regarding named executive officer compensation and, based on this review and discussions, recommending whether the Company include the Compensation Discussion and Analysis in its proxy statement and incorporate it by reference in its annual report on Form 10-K; and

•	creating and approving an annual Compensation Committee Report to be included in the Company’s proxy statement and incorporated by reference in its annual report on Form 10-K.
The Board of Directors has adopted a written Compensation Committee charter. The charter is available on the Company’s website at ir.central.com/governance-esg/governance-documents. The Compensation Committee held 17 meetings during fiscal 2024.
Central Garden & Pet Company   10   2025 Proxy Statement

The Compensation Discussion and Analysis included in this proxy statement includes additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation.
Investment Committee
During fiscal 2024, the members of the Investment Committee were Messrs. Brown (Chairman), Griffith, Myers (until his retirement from the Board in February 2024), Pennington and Ranelli and Ms. Chun. The functions performed by the Investment Committee include:
•	oversight responsibility for determining how to deploy excess available equity and debt capital to maximize shareholder value;
•	recommending to the Board investments that it believes will achieve that goal including:
•	acquisitions outside our core business;
•	acquisitions with a purchase price in excess of $100 million;
•	stock repurchases;
•	investments in other public companies;
•	investments in bonds; and
•	other investments with appropriate risk, reward and returns; and
•	responsibility for organization, staffing and oversight of personnel – external and internal – who are engaged in the deployment of excess capital.
The Investment Committee did not meet in fiscal 2024.
Talent, Capabilities & Succession Committee
During fiscal 2024, the members of the Talent, Capabilities & Succession Committee were Messrs. Griffith (Chairman) and Ranelli and Mses. Coleman and Springer. The functions of the Talent, Capabilities & Succession Committee are to identify critical capability gaps and oversee and review plans to develop these competencies; and oversee and review plans for senior leader succession and training. The Talent, Capabilities & Succession Committee held five meetings during fiscal 2024.
Executive Committee
During fiscal 2024, the members of the Executive Committee were Messrs. Brown and Pennington and Ms. Springer. The Executive Committee has all the powers of the Board except those powers reserved by law to the full Board or as limited by the Executive Committee Charter. The Executive Committee did not meet in fiscal 2024.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Griffith and Mses. Coleman and Springer served as members of the Compensation Committee during fiscal 2024. They have no relationship with the Company other than as directors and shareholders. During fiscal 2024, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity that had an executive officer that served on the Board of Directors or Compensation Committee of the Company.
ATTENDANCE AT MEETINGS
During fiscal 2024, there were ten meetings of the Board of Directors. No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and all committees of the Board on which they served, except for Mr. Metz, who attended 70% of such meetings. The Company encourages, but does not require, the members of its Board of Directors to attend its annual meeting of shareholders. All members of the Board participated in the virtual 2024 Annual Meeting of Shareholders.
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
The Board of Directors welcomes communications from the Company’s shareholders. Shareholders may send communications to the Board, or to any director in particular, c/o Central Garden & Pet Company, 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597. Any correspondence addressed to the Board or to any director in care of the Company’s offices is forwarded by the Company to the addressee without prior review by management.
Central Garden & Pet Company   11   2025 Proxy Statement

THE BOARD’S ROLE IN RISK OVERSIGHT
The Company faces a number of risks, including operational, economic, financial, legal, regulatory and competitive. The Company’s management is responsible for the day-to-day management of the risks faced by the Company. While the Board, as a whole, has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee and Compensation Committee responsible for monitoring and reporting on the material risks associated with their subject matter areas.
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk to enable it to understand the Company’s risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chairman of the relevant committee typically provides a summary to the full Board at the next Board meeting. This process helps the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, regulatory, cybersecurity and other matters, as well as related mitigation efforts. The Compensation Committee assesses periodically the risks associated with the Company’s compensation policies. The Board also monitors any specific enterprise risks for which it has chosen to retain oversight rather than delegating oversight to one of its committees.
COMPENSATION OF DIRECTORS
Members of the Board of Directors who are not employees of the Company received directors’ fees consisting of $60,000 per year and $1,500 for each Board meeting attended. The chairs of the Compensation Committee and the Talent, Capabilities and Succession Committee receive an additional annual retainer fee of $15,000, the chair of the Audit Committee receives an additional annual retainer fee of $20,000 and the lead independent director receives an additional annual retainer fee of $35,000. Directors who are not employees of the Company who attend meetings of any of the Company’s standing committees receive an additional $1,500 for each meeting not held on the same day as a Board meeting.
Each non-employee director also receives $500 for participation in each telephonic meeting of the Board of Directors or any committee of less than three hours and $1,000 for participation in meetings of three hours or more. The Company pays non-employee directors $1,500 for each day spent traveling to and from board and committee meetings, attending subsidiary and division management meetings and conducting plant and facility visits.
Each non-employee director receives an equity grant on the date of the annual meeting of stockholders for a number of shares of restricted stock determined by dividing $120,000 by the closing price of a share of Class A Common Stock on the grant date.
Set forth below is a summary of the compensation earned during fiscal 2024 by the Company’s directors, except Mr. Brown, Mr. Cofer, Mr. Lahanas and Ms. Springer. Mr. Brown’s, Mr. Cofer’s, Mr. Lahanas’s and Ms. Springer’s compensation is reported below under Executive Compensation – Compensation of Executive Officers. Mr. Lewis was not a director during fiscal 2024.
Central Garden & Pet Company   12   2025 Proxy Statement

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
Courtnee Chun	89,500	120,019	—	—	209,519
Lisa Coleman	99,000	120,019	—	—	219,019
Brendan P. Dougher	108,500	120,019	—	—	228,519
Michael J. Griffith	143,000	120,019	—	—	263,019
Christopher T. Metz	83,000	120,019	—	—	203,019
Daniel P. Myers	20,000	—	—	—	20,000
Brooks M. Pennington III	77,500	120,019	—	—	197,519
John R. Ranelli	97,000	120,019	—	56,000(4)	273,019

(1)
This column reflects the aggregate grant date fair value computed in accordance with the FASB Accounting Standards Codification 718 Compensation—Stock Compensation (“ASC 718”). Please refer to Note 14, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2024 for the relevant assumptions used to determine the valuation of our stock and option awards.

(2)	In fiscal 2024, the grant date fair values were determined using the closing stock price of Class A Common Stock on the date of grant.
(3)
As of the end of fiscal 2024, Mses. Chun and Coleman and Messrs. Dougher, Griffith, Metz, Myers, Pennington, and Ranelli held the following options to purchase shares of Class A Common Stock (all shares of restricted stock had fully vested by the end of fiscal 2024):

	Options
	Vested	Unvested
Courtnee Chun	11,643	—
Lisa Coleman	8,100	—
Brendan P. Dougher	6,668	—
Michael J. Griffith	26,391	—
Christopher T. Metz	29,413	—
Daniel P. Myers	11,643	—
Brooks M. Pennington III	20,446	—
John R. Ranelli	29,413	—

(4)	Consulting fees.
Director Stock Ownership Requirements
In October 2020, the Board of Directors approved a minimum stock ownership requirement of $300,000 which would be required to be met within five years or, in the case of new directors, five years after election to the Board. In addition, the Board of Directors added a retention requirement that directors be required to hold 50% of net after-tax shares received from the vesting of equity awards and exercise of options until the minimum stock ownership guidelines are attained, and the following definition of ownership:
•	shares owned outright;
•	shares held in a 401(k) plan;
•	shares beneficially owned (e.g., in family trust);
•	unvested restricted stock/units subject only to service vesting criteria;
•	deferred shares; and
•	20% of the exercisable “in-the-money” value of stock options.
Central Garden & Pet Company   13   2025 Proxy Statement

Director Nominations
Due to the fact that all directors generally participate in interviewing potential Board members, the Board has determined that it is not necessary at this time to establish a separate nominating committee. As such, the entire Board fulfills the function of nominating additional directors. A majority of the members of the Board have been determined by the Board to be independent under the standards established by NASDAQ. Our screening process generally involves successful completion of interviews with each Board member prior to any candidate being considered for nomination to the Board of Directors. Once potential candidates have successfully progressed through the interview stage, the independent directors will meet in executive session to consider the screened candidates. All director nominees must be selected, or recommended for the Board’s selection, by a majority of the independent directors.
A majority of the members of the Board must be independent directors as defined in NASDAQ Rule 5605(a)(2). When considering potential director candidates, the Board also considers the candidate’s knowledge, experience, integrity, leadership, reputation, and ability to understand the Company’s business. In addition, all director nominees must possess certain core competencies, which may include experience in consumer products, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, finance or accounting, or experience as a Chief Executive Officer or Chief Financial Officer. While we do not have a formal diversity policy for Board membership, we look for potential candidates that help ensure that the Board has the benefit of a wide range of attributes.
The Board will consider any director candidate recommended by shareholders, provided that the candidate satisfies the minimum qualifications for directors as described above. Shareholders must submit recommendations to the Company’s Secretary for consideration by the Board no later than 120 days before the Annual Meeting of shareholders. To date, the Board has not received any recommendations for nominees to be considered at the Annual Meeting from any non-management shareholder or group of shareholders that beneficially own 5% or more of the Company’s voting stock.
Shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to comply with the universal proxy rules by December 14, 2025.
Central Garden & Pet Company   14   2025 Proxy Statement

PROPOSAL TWO
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2025. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit Committee, in its discretion, may still direct the appointment of a different independent auditing firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders.
Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The following table lists the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended
	September 30, 2023	September 28, 2024
Audit fees	$4,448,093	$5,183,755
Audit-related fees	117,842	68,995
Tax fees	5,350	5,671
All other fees	—	—

Audit Fees
The Audit fees for the fiscal years ended on September 30, 2023 and September 28, 2024 were for professional services rendered for the audits of the Company’s consolidated financial statements, issuance of consents and other assistance in connection with regulatory filings with the SEC.
Audit-Related Fees
The audit-related fees for the fiscal years ended on September 30, 2023 and September 28, 2024 were primarily related to statutory audits.
Audit Committee Authorization of Audit and Non-Audit Services
The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent registered public accounting firm engaged to conduct the annual audit of the Company’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures which are detailed as to each particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to management. The Audit Committee pre-approved fees for all audit and non-audit related services provided by the independent registered public accounting firm in fiscal 2023 and 2024.
Central Garden & Pet Company   15   2025 Proxy Statement

Audit Committee Report on Audited Financial Statements
Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee of the Board consists of the directors whose signatures appear below. Each member of the Audit Committee is “independent” as defined in the NASDAQ Rules and Rule 10A-3 of the Exchange Act.
The Audit Committee’s general function is to oversee the Company’s accounting and financial reporting and internal control processes and the audits of the Company’s financial statements, including monitoring the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm. Its specific responsibilities are set forth in its charter. The charter is available on the Company’s website at ir.central.com/governance-esg/governance-documents.
As required by the charter, the Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended September 28, 2024 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee discussed with representatives of Deloitte & Touche LLP their independence from management and the Company and received the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended on September 28, 2024.
December 19, 2024
Audit Committee
Brendan P. Dougher, Chairman
Courtnee Chun
Lisa Coleman
Central Garden & Pet Company   16   2025 Proxy Statement

PROPOSAL THREE
Amendment to Certificate of Incorporation to Include Officer Exculpation Provision
INTRODUCTION
Our Board has unanimously adopted a resolution to amend our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), subject to stockholder approval, to provide for the elimination or limitation of monetary liability of certain officers of the Company for breaches of the fiduciary duty of care.
If our stockholders approve this proposal at the 2025 Annual Meeting, the Company will amend Section 2 of Article Sixth of our Certificate of Incorporation as set forth in Appendix A to this Proxy Statement (the “Amendment”). The description in this Proposal Three should be read in conjunction with the full text of the Amendment. In accordance with the DGCL, our Board may elect to abandon the Amendment without further action by stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.
PURPOSE AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT
Section 2 of Article Sixth of our Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors for breaches of fiduciary duties as a director, pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a Delaware corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain officers for breaches of the fiduciary duty of care (the “Section 102(b)(7) Amendment”). Our Board desires to amend our Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the fiduciary duty of care, but such protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors as well as rising litigation and insurance costs for public companies.
This provision would not exculpate any officers from liability for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the Company, such as derivative claims. Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this proposal is fair and in the best interests of the Company and its stockholders.
Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCLUDE AN OFFICER EXCULPATION PROVISION, AS DESCRIBED IN THIS PROXY STATEMENT.

Central Garden & Pet Company   17   2025 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Overview
In fiscal 2024, the Company faced a difficult environment, including soft demand across its Pet businesses, in particular durable pet products, and a challenging garden season. Despite this, the Company delivered: growth in non-GAAP earnings per share; continued gross margin expansion; strong profits in its Pet segment; and another record year for operating cash flow.
Net sales for fiscal 2024 decreased by 3.3% from fiscal 2023. On a GAAP basis, net income was $108 million, down 14% from a year ago, and diluted earnings per share was $1.62, compared with $1.88 in the prior year. On a non-GAAP basis, net income in fiscal 2024 was $142.4 million, or $2.13 per share on a diluted basis compared to $138.5 million, or $2.07 per share on a diluted basis in fiscal 2023. For a full reconciliation of non-GAAP measures to GAAP, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Use of Non-GAAP Financial Measures” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2024.
The Company’s named executive officers for fiscal 2024 were: Timothy P. Cofer – Former Chief Executive Officer(1); Mary Beth Springer – Former Interim Chief Executive Officer(2); Nicholas Lahanas – Central’s new Chief Executive Officer and Former Chief Financial Officer(3); John Hanson – President, Pet Consumer Products; John D. Walker – President, Garden Consumer Products; and William E. Brown – Chairman of the Board of Directors.
In fiscal 2024, the Compensation Committee’s actions for the named executive officers included:
•
Salary –The Compensation Committee approved an increase of 2.2% in Mr. Lahanas’s base salary to $503,846, Mr. Hanson’s base salary to $540,638, and Mr. Walker’s base salary to $553,924. The increases were effective as of January 1, 2024. The Compensation Committee approved continuation of Mr. Brown’s salary of $300,000.

•
Bonus – Fiscal 2024 bonuses for the named executive officers have not yet been determined. Fiscal 2023 bonuses for the named executive officers, which were determined in February 2024, ranged from $99,000 to $328,000.

•	Equity awards – In fiscal 2024, the Compensation Committee issued a combination of restricted stock and performance share units (“PSUs”) to the named executive officers, as follows:
•
Each of Messrs. Lahanas, Hanson, and Walker received a grant of 3,759 restricted shares vesting over three years, with 50% of the shares vesting on each of February 6, 2026 and 2027, and a grant of 3,759 PSUs subject to the achievement of performance goals over a four-year performance period.

•
Mr. Lahanas also received, in connection with his promotion to Executive Vice President, Chief Financial Officer, a grant of 3,788 restricted shares vesting over a four-year period, with 25% of the shares vesting on each of May 16, 2026 and 2027 and 50% of the shares vesting on May 16, 2028, subject to continued service on each vesting date.

•
Mr. Brown received an award of 13,534 restricted shares which vest over a five-year period, with one-third of the shares vesting at the end of years three, four, and five, subject to continued service on each vesting date.

•	Ms. Springer received an award of restricted Class A common stock covering 3,281 shares that vested on August 13, 2024.
•
Alignment with Shareholders – A significant portion (which is expected to range from approximately 47% to 62% in fiscal 2024) of the current named executive officers’ total potential compensation is paid in the form of bonuses or long-term equity awards rather than base salary in order to tie the executives’ compensation to both annual financial performance and long-term stock price performance and to align their interests with those of the Company’s shareholders.

(1)	Mr. Cofer resigned as the Company’s Chief Executive Officer effective October 6, 2023.
(2)	Upon Mr. Cofer’s resignation as the Company’s Chief Executive Officer, Ms. Springer served as Interim Chief Executive Officer from October 6, 2023 to September 29, 2024.
(3)
Mr. Lahanas resigned as the Company’s Chief Financial Officer effective September 28, 2024, and was appointed as Chief Executive Officer effective as of September 29, 2024. Upon Mr. Lahanas’s resignation as Chief Financial Officer, Bradley G. Smith was appointed as Chief Financial Officer effective as of September 29, 2024.

Central Garden & Pet Company   18   2025 Proxy Statement

The Compensation Committee discharges the Board’s responsibilities related to executive compensation and continuously strives to align the Company’s compensation policies for executive officers with the Company’s financial performance and shareholders’ interests. The Compensation Committee will continue to analyze the Company’s executive compensation policies and practices and adjust them as appropriate to reflect the Company’s performance and need to remain competitive in attracting and retaining high-caliber talent.
Impact of Say-On-Pay Vote on Compensation Decisions
At the Annual Meeting of Shareholders in February 2023, 60% of the shares voting recommended holding a say-on-pay-vote every three years. As a result, the Board determined to continue to hold a vote every three years. Also at the Annual Meeting of Shareholders in February 2023, approximately 97% of the shares voting approved the compensation paid to the Company’s named executives. The next say-on-pay vote will be held at the annual meeting of shareholders in February 2026. Given the overwhelming shareholder support, the Compensation Committee determined to continue to approach compensation decisions in substantially the same way as in recent years.
Compensation Objectives
The objectives of the Company’s compensation program are to recruit and retain high-caliber executives, and to incentivize those executives to achieve superior financial results for the Company and its shareholders. The Company uses three primary tools to compensate executive officers: base salary, annual bonus and long-term equity compensation. Together they combine to provide an executive’s total compensation package. The Company views base salary as a primary indicator of the market value needed to attract and retain executives with the skills and expertise to perform the duties and discharge the responsibilities of their positions. The Compensation Committee considers annual bonus as a means of rewarding job performance and utilizes equity grants as a means of linking executives’ long-term compensation to the Company’s long-term financial performance and as retention devices.
The Company’s compensation program rewards executive officers for progress against corporate operating goals and for their individual contributions. A substantial portion of each executive’s total compensation opportunity is weighted toward incentive compensation. The Compensation Committee believes in pay for performance and that a substantial portion of pay at risk is the most effective means of aligning executive incentives with shareholders’ interests.
The Compensation Committee believes that the Company’s compensation program encourages its executive officers to take appropriate risks aimed at improving the Company’s financial success and creating long-term shareholder value, helps align the Company’s executive officers’ short-term cash incentives with competitive practices and does not promote inappropriate risk taking.
Process
The Compensation Committee has not regularly used a peer group when making compensation decisions as it competes in two distinct industries – pet supplies and lawn and garden consumables, and has a substantial, third-party logistics business, both of which make peer comparisons less meaningful. However, the Compensation Committee periodically uses surveys and reports prepared internally and by compensation consulting firms to understand the compensation levels and pay structure at other consumer products companies. The Company’s compensation is periodically evaluated against the broad range of compensation paid by such companies; however, the Compensation Committee also uses its judgment to determine specific pay levels necessary to attract, retain, focus, and motivate executive talent. In exercising this judgment, the Compensation Committee looks beyond the market data to include individual job performance and compensation history, future potential, internal comparisons, retention risk for individual executives, and, in the case of new hires, compensation at former employers. Beginning in fiscal 2022, the Compensation Committee determined to commence using PSU awards, which utilize a relative total shareholder return multiplier that is based on a defined peer group, as described in the section below titled “Performance Share Units.”
With respect to Ms. Springer, the Company’s former Interim Chief Executive Officer, the Compensation Committee determined to pay Ms. Springer an annual salary of $1,047,550 while serving as Interim Chief Executive Officer, which was the same annual salary paid to Mr. Cofer.
With respect to the compensation of Mr. Brown, the Company’s Chairman, the Compensation Committee retained Pay Governance as part of its process of determining his salary for fiscal 2016 given Mr. Brown’s transition to part-time employee status, while continuing to provide guidance on acquisitions and other areas that have significant strategic importance and potential impact on shareholder value.
With respect to the Company’s other executive officers, the Compensation Committee receives, evaluates and considers the recommendations of the Chairman of the Board and the Chief Executive Officer and may consult with the Company’s Human Resources team as part of its process of determining compensation. The Chairman of the Board and the Chief Executive Officer attend portions of meetings of the Compensation Committee, although they are not present during Committee deliberations regarding any aspect of their individual compensation, nor do they vote with the Compensation Committee. Other executive officers generally have no role in making decisions regarding compensation for the Company’s executive officers.
Central Garden & Pet Company   19   2025 Proxy Statement

The Compensation Committee determines base salary and target bonus as of each officer’s hire date, and it generally reconsiders both elements on an annual basis. The Compensation Committee determines officers’ annual bonuses after the Company’s financial results for the prior fiscal year are announced. The Compensation Committee generally grants each officer shares of restricted stock upon his or her hire date and considers granting additional equity awards on an annual basis. The Compensation Committee generally attempts to grant bonuses or equity compensation to its officers on a standard schedule.
Compensation Consultants and Benchmarking
The Compensation Committee has the authority to retain the services of compensation consultants and other advisors, as it deems necessary or appropriate, in connection with the administration of the Company’s compensation and employee benefit plans, policies and programs. The Compensation Committee retained the services of Pay Governance to assist the Compensation Committee in formulating certain recommendations regarding executive compensation in fiscal 2024, including with respect to the design of the annual incentive plan and compensation of the Interim Chief Executive Officer and new Chief Executive Officer.
Allocation and Amount
The Company compensates its executives through a combination of annual cash compensation (comprised of base salary and annual bonus) and long-term equity incentive compensation. The Compensation Committee views market competitive base salary and the annual bonus targets as essential for attracting, retaining, and motivating executive officers. The Compensation Committee also believes that equity incentive compensation is an essential factor in recruiting and retaining top executives and in driving performance over the long term.
The use and relative weights of base salary, annual bonus and long-term equity compensation are based on a subjective determination by the Compensation Committee of the effectiveness of each executive in all areas of management, including achievement of the Company’s strategic objectives, leadership, operating skills, and other attributes. Generally, the Compensation Committee views the various elements of compensation as part of one overall package but believes that a majority of the total compensation package should be weighted toward the performance of the Company and stock price appreciation in order to align the interests of management and shareholders. In fiscal 2024, base salary, benefits and perquisites are expected to range from approximately 38% to 53% of each current executive officer’s potential compensation, reflecting the importance that the Compensation Committee attached to performance-based bonuses and stock price appreciation.
When evaluating corporate performance, the Compensation Committee considers financial metrics, including net sales, organic sales, non-GAAP gross margin and earnings before interest, taxes and other income (expense), or EBIT, and also considers the performance of any acquired companies, and performance against long and short-term strategic goals. When evaluating individual performance, the Compensation Committee also considers subjective factors such as the individual’s overall leadership and management skills, success in attracting, retaining, and developing qualified successors and subordinates, success in achieving corporate and strategic objectives, ability to work with peers and supervisors in an effective and collegial manner, as well as numerous other criteria.
When making compensation decisions, the Compensation Committee also considers the issue of internal pay equity between the compensation of other Company executive officers and the compensation of the Chief Executive Officer. The Compensation Committee also considers issues relating to the corporate tax and accounting treatment of various forms of compensation and the impact of compensation decisions on shareholder dilution.
The Compensation Committee continues to subscribe to the philosophy that the overall financial performance of the Company and its stock price should be the primary areas of consideration when rewarding the Company’s top executives. However, the Compensation Committee also seeks to ensure that the Company’s executive officers are paid competitively with the market so that they remain motivated to stay with the Company and achieve its business and strategic objectives.
Former Chief Executive Officer Compensation
Mr. Cofer resigned as Chief Executive Officer effective October 6, 2023, so he served as Chief Executive Officer for only one week during fiscal 2024. He did not receive any bonus for fiscal 2023 or bonus or equity award for fiscal 2024. In fiscal 2024, Mr. Cofer received certain benefits as set forth in the Summary Compensation Table below.
Former Interim Chief Executive Officer Compensation
Upon Mr. Cofer’s resignation as Chief Executive Officer, Ms. Springer, a member of the Company’s Board of Directors, was appointed as Interim Chief Executive Officer and served in that capacity from October 6, 2023 to September 29, 2024. Pursuant to Ms. Springer’s compensation package in her position as Interim Chief Executive Officer, she received an annual base salary of $1,047,550, paid monthly during the period she remained the interim principal executive officer. Ms. Springer is also eligible to receive a bonus equal to 100% of her base salary and pro-rated for time in her position as interim principal executive officer, to be paid at the discretion of the Compensation Committee.
Central Garden & Pet Company   20   2025 Proxy Statement

Current Chief Executive Officer Compensation
Mr. Lahanas resigned as the Company’s Chief Financial Officer effective September 28, 2024, and was appointed as Chief Executive Officer effective as of September 29, 2024, the first day of fiscal 2025. Pursuant to a promotion letter dated September 26, 2024, Mr. Lahanas is entitled to an annual base salary of $900,000 and will also be eligible to receive an annual bonus at a target rate of 100% of his annual base salary beginning with the 2025 fiscal year. He will also be eligible to receive a target annual equity grant of $1,000,000, which will be based upon on his performance and the Company’s performance, as determined by the Compensation Committee. Mr. Lahanas’s employment at the Company is “at will” and may be terminated with or without cause, and with or without notice, at any time at the option of either the Company or Mr. Lahanas. The Company and Mr. Lahanas are also party to a post-employment consulting agreement, pursuant to which Mr. Lahanas will provide consulting services for 24 months upon termination of his employment with the Company. For these services, Mr. Lahanas will be entitled to receive $3,432 on a monthly basis, subject to a 2% increase each year of the agreement, subject to certain confidentiality and non-competition provisions.
Chairman Compensation
In addition to his role as Chairman of the Board, Mr. Brown is a part-time employee of the Company who provides highly valuable services to the Company based on his experience as the founder of the Company and its former Chief Executive Officer. Mr. Brown does not receive the standard compensation provided by the Company to its non-employee directors. Instead, Mr. Brown receives compensation as an employee for all the services he provides to the Company.
The Compensation Committee’s determinations regarding Mr. Brown’s compensation are based on the appreciable contributions that he makes as an employee of the Company, including his role as a principal leader of the Company’s M&A activities, and the significant time commitment that entails. In fiscal 2024, Mr. Brown’s compensation remained unchanged from the prior year, with a base salary of $300,000 and an annual equity grant valued at $450,000.
Salary
The Compensation Committee reviews the base salary of executive officers each year and generally recommends a modest increase consistent with projected increases for companies nationwide. In some instances, the Compensation Committee has adjusted base salaries of individual named executive officers for retention reasons or to maintain internal pay equity and salary integrity among the senior executives. In fiscal 2024, the Compensation Committee approved modest increases to the base salaries for Messrs. Lahanas, Hanson and Walker based on individual merit and performance.
The following table sets forth the base salary for each of our named executive officers as of the end of the fiscal year in 2023 and 2024.

Executive Officer	BASE SALARY
	Fiscal 2023	Fiscal 2024	Increase	% Change
Timothy P. Cofer	$1,047,550	$1,047,550	—	—
Mary Beth Springer	—	$1,047,550	—	—
Nicholas Lahanas	$493,000	$503,846	$10,846	2.2
John Hanson	$529,000	$540,638	$11,638	2.2
John D. Walker	$542,000	$553,924	$11,924	2.2
William E. Brown	$300,000	$300,000	—	—

Annual Bonus Plan
In fiscal 2024, the Company provided annual cash incentive opportunities to its executive officers pursuant to the Management Incentive Plan (the “MIP”). As described below, the Compensation Committee uses a pre-determined formula based on actual performance against target EBIT, gross margin and net sales to make the initial calculation of an executive officer’s actual bonus compensation, but the Compensation Committee retains full discretion to determine annual bonuses up to and above or below the amount of such executive officer’s bonus potential for the year based on individual performance and other factors. The Compensation Committee considers individual performance, including an executive’s overall leadership and his or her contribution to the achievement of annual and long-term financial and strategic goals, such as customer relationships, talent development, teamwork among business units, identification and pursuit of strategic initiatives, cost control efforts, innovation, and new product development, among others.
The MIP provides a competitive incentive to select senior leaders of the Company and is designed to reward and retain leaders for delivering exceptional business results and contributing to the Company’s mission to lead the future of the pet and garden industries. Pursuant to the MIP, executive officers are provided with one or more company, segment, or business unit plan goals, and if there is more than one plan goal, the participant will be provided a weighting for each plan goal. The Compensation Committee approves each plan goal and the business result required to achieve target performance. Target bonuses
Central Garden & Pet Company   21   2025 Proxy Statement

under the MIP are expressed as a percentage of the executive’s actual annual salary. The target bonus percentages are generally set by the Compensation Committee at a level which the Compensation Committee believes will assure that the executive’s total compensation opportunity is attractive enough to motivate superior performance and that the executive is focused on key objectives.
The amount of an executive’s bonus is reflective of the target bonus, applicable Business Performance, and any Individual Adjustment (as such terms are defined below). In no instance will an executive earn a bonus that is more than 200% of the target bonus. Business Performance refers to the weighted average performance outcome for the company/segment/business unit plan goals applicable to an executive. Individual Adjustment refers to the individual performance outcome reflective of the executive’s annual performance rating, achievements, behaviors, and contributions to the success of the company/segment/business unit within the plan year, as determined in the sole discretion of the Compensation Committee.
Fiscal 2023 Bonuses. In February 2024, the Compensation Committee determined bonuses for the named executive officers based on Company and business segment performance in fiscal 2023 pursuant to the 2023 Management Incentive Plan (the “2023 MIP”). The 2023 MIP was effective for fiscal 2023, with the period of performance measurement covering October 2022 through September 2023. Bonus payments for the 2023 plan year were made to the named executive officers in February 2024.
The following table sets forth the target bonus and actual bonus paid to the named executive officers, who were also named executive officers for fiscal 2023, pursuant to the 2023 MIP:

Executive Officer	% OF FISCAL 2023 BASE SALARY		BONUS FOR FISCAL 2023
	TARGET	ACTUAL
Timothy P. Cofer	100%	—	—
Nicholas Lahanas	50%	45%	$222,000
John Hanson	50%	62%	$328,000
John D. Walker	50%	25%	$136,000
William E. Brown	50%	33%	$99,000

In determining the amount of bonuses to be awarded to the named executive officers for fiscal 2023, the Compensation Committee considered Company and business segment performance for fiscal 2023 compared to the MIP goals and the Individual Adjustment, and other factors that the Compensation Committee considers important. Bonuses for Messrs. Lahanas and Brown were based on total Company performance, while those for Messrs. Hanson, and Walker were based on the performance of the Pet and Garden segments, respectively. Company net sales for fiscal 2023 were $3,310.1 million compared to a MIP target of $3,445 million. Company Gross margin in fiscal 2023 was 28.6% on a GAAP basis and 28.9% on a non-GAAP basis, compared with a MIP target of 30.3%, and EBIT for fiscal 2023 was $211.0 million on a GAAP basis and $227 million on a non-GAAP basis, compared to a MIP target of $261.0 million. Pet Segment net sales for fiscal 2023 were $1,877.2 million compared to a MIP target of $1,917.0 million, and EBIT for fiscal 2023 was $198.0 million on a GAAP basis and $216.4 million on a non-GAAP basis compared to a MIP target of $212.0 million. Garden Segment net sales for fiscal 2023 were $1,432.9 million compared to a MIP target of $1,528.0 million, and EBIT for fiscal 2023 was $123.5 million on a GAAP basis and $121.6 million on a non-GAAP basis compared to a MIP target of $166.0 million. The Company does not report gross margin at the business segment level. In determining the amount of the awards, the MIP goals are weighted as follows: EBIT — 60%; Net sales — 20%; and Gross margin — 20%. The Compensation Committee exercised its discretion to adjust the bonuses for the named executive officers from the amounts calculated using the pre-determined formulae by between 0% and +36%, based on various factors including business segment performance and the individual performance of the named executive officers during 2023.
Fiscal 2024 Bonuses. The Compensation Committee expects to determine bonuses in February 2025 for the named executive officers based on the Company’s performance in fiscal 2024 pursuant to the 2024 Management Incentive Plan (the “2024 MIP”). The 2024 MIP was effective for fiscal 2024, with the period of performance measurement covering October 2023 through September 2024.
Central Garden & Pet Company   22   2025 Proxy Statement

The following table sets forth the target bonus percentages for each of the named executive officers, other than Ms. Springer, with respect to fiscal 2024 pursuant to the 2024 MIP:

Executive Officer	% OF FISCAL 2024 BASE SALARY		BONUS FOR FISCAL 2024
	TARGET	ACTUAL
Timothy P. Cofer	100%	(1)	(1)
Nicholas Lahanas	50%	(2)	(2)
John Hanson	50%	(2)	(2)
John D. Walker	50%	(2)	(2)
William E. Brown	50%	(2)	(2)

(1)	In light of his resignation as Chief Executive Officer effective October 6, 2023, Mr. Cofer will not be eligible to receive a bonus under the 2024 MIP.
(2)	Annual bonuses to be determined.
In determining the amount of bonuses to be awarded to the named executive officers for fiscal 2024, the Compensation Committee will consider Company and business segment performance for fiscal 2024 compared to the MIP goals and the Individual Adjustment, and other factors that the Compensation Committee considers important. Company net sales for fiscal 2024 were $3,200.5 million compared to a MIP target of $3,199 million. Company Gross margin in fiscal 2024 was 29.5% on a GAAP basis and 30.0% on a non-GAAP basis, compared with a MIP target of 30.7%, and EBIT for fiscal 2024 was $185.4 million on a GAAP basis and $222.8 million on a non-GAAP basis, compared to a MIP target of $243 million. Pet Segment net sales for fiscal 2024 were $1,832.7 million compared to a MIP target of $1,820 million, and EBIT for fiscal 2024 was $203.4 million on a GAAP basis and $223.8 million on a non-GAAP basis compared to a MIP target of $219 million. Garden Segment net sales for fiscal 2024 were $1,367.7 million compared to a MIP target of $1,379 million, and EBIT for fiscal 2024 was $81.9 million on a GAAP basis and $102.2 million on a non-GAAP basis compared to a MIP target of $140 million. The Compensation Committee has not yet determined the bonus amounts to be paid to the named executive officers with respect to fiscal 2024. The Company will report the fiscal 2024 bonus determinations in a Form 8-K once decisions are made.
For fiscal 2024, Ms. Springer is eligible to receive a bonus equal to 100% of her base salary and pro-rated for time in her position as interim principal executive officer, to be paid at the discretion of the Compensation Committee.
Equity Awards
In fiscal 2024, the Compensation Committee granted a combination of restricted stock awards and PSUs to executive officers for equity compensation, as described below.
Restricted Stock
Generally, restricted stock vests, and the restrictions on transfer lapse, in accordance with a schedule determined by the Compensation Committee. The Compensation Committee has the authority to accelerate the time at which restrictions lapse, and/or remove restrictions, on previously granted restricted stock.
In February 2024, the Compensation Committee granted 3,759 shares of restricted Class A Common Stock with a fair value of approximately $123,483 to each of Messrs. Lahanas, Hanson and Walker. 50% of the restricted shares granted to Messrs. Lahanas, Hanson and Walker vest on February 6, 2026, and the remaining 50% vest on February 6, 2027, subject to continued service on each vesting date.
On February 6, 2024, the Compensation Committee approved an award for Mr. Brown of 13,534 restricted shares of Class A Common Stock, which vests over a five-year period, with one-third of the shares vesting at the end of years three, four, and five, subject to continued service on each vesting date.
On May 16, 2024, the Compensation Committee approved an award of restricted Class A Common Stock to Mr. Lahanas in connection with his promotion to Executive Vice President, Chief Financial Officer. The award covered 3,788 shares and vests over a four-year period, with 25% of the shares vesting on each of May 16, 2026 and 2027 and 50% of the shares vesting on May 16, 2028, subject to continued service on each vesting date.
On February 13, 2024, Ms. Springer received an award of restricted Class A Common Stock covering 3,281 shares that vested on August 13, 2024.
Central Garden & Pet Company   23   2025 Proxy Statement

Performance Share Units
In February 2024, the executive officers were granted PSUs with respect to the target number of shares of the Company’s Class A Common Stock based on their award target divided by the stock price on the grant date. The actual number of PSUs earned may vary from the target number and will be determined at the end of the four-year performance period based on performance against the applicable performance goals (including pre-defined adjustments thereto) and targets over such performance period. Ultimately, the total number of shares awarded to the executive is based on company performance over the performance period, and may range from 65% to 225% of target, including the impact of any increase or decrease by up to 25 percentage points based on a relative total shareholder return (TSR) modifier. The relative TSR modifier for the PSU awards is based on the following peer group, which includes lawn and garden and pet supplies companies and other consumer products companies: Scotts Miracle-Gro Co., Spectrum Brands Holdings Inc., J.M. Smucker Co., Church & Dwight Co., Helen of Troy Ltd., Newell Brands Inc., The Clorox Company, Edgewell Personal Care Co., Tupperware Brands Corp., and Energizer Holdings Inc.
The actual number of PSUs earned will be determined using the following formula based on fiscal 2027 results:
Target Number of FY24 PSUs x (Primary Measures Multiplier +/- TSR Modifier) =
total shares of Company Class A Common Stock earned under the FY24 PSUs
The Primary Measures Multiplier shall be based on two performance goals, weighted as follows: (i) 70% based on Organic EBIT CAGR and (ii) 30% based on Organic Net Sales CAGR. In February 2024, the Compensation Committee granted 3,759 PSUs to each of Messrs. Lahanas, Hanson, and Walker. The actual number of shares to be earned under the PSU awards to the named executive officers shall be determined by the Compensation Committee based on the extent to which performance goals have been achieved over the four-year performance period, from fiscal years 2024 through 2027. To the extent earned, the PSUs will vest at the end of the four-year performance period, subject to the executive being continuously employed by the Company or by one of its affiliates from the grant date through the last day of the performance period.
Stock Dividend – Adjustments of Shares Reserved for Equity Plan and to Outstanding Equity Awards
The Board of Directors declared a one-for-four stock dividend of shares of non-voting Class A Common Stock of the Company, to each outstanding holder of the Company’s common stock, Class A stock and Class B stock, in the ratio of one share of Class A stock for every four outstanding shares of Common Stock, Class A Common Stock and Class B Stock payable to our stockholders on February 8, 2024. In connection with the stock dividend, the Compensation Committee (as administrator of the 2003 Omnibus Equity Incentive Plan (the “Equity Plan”)) adjusted the shares reserved for issuance under the Equity Plan and all outstanding equity awards thereunder, including those held by our named executive officers, to reflect the one-for-four stock dividend as follows: (i) the number of shares reserved for issuance under the Equity Plan was increased by 25%, (ii) the number of shares covered by each outstanding option and outstanding performance unit was increased by 25%, and (iii) the exercise price per share of each outstanding option was reduced by 20%.
Stock Ownership Requirements and Claw Back Policy
Mr. Cofer had agreed to hold capital stock of the Company with a value of not less than four times his annual salary throughout the term of his employment with the Company. Restricted stock held by Mr. Cofer was included in determining the value of the capital stock of the Company held by him regardless of whether such restricted stock was vested or unvested. Mr. Cofer was not required to purchase additional stock to achieve this holding requirement but was not to sell any stock unless and until the holding requirement was met. As part of his promotion to Chief Executive Officer, Mr. Lahanas agreed to own capital stock of the Company with a value of not less than four times his annual salary throughout the term of his employment with the Company. The following shares are considered owned: shares owned outright; shares held in a 401(k) plan; shares beneficially owned (e.g., in a family trust); unvested restricted stock held subject only to vesting; deferred shares; and 20% of the exercisable “in-the-money” value of stock options. Mr. Lahanas is not required to purchase additional stock to achieve this holding requirement but is required to hold 50% of the net after-tax shares received from the vesting of equity awards and the exercise of stock options until the minimum stock ownership is attained. The Company does not have stock ownership requirements that apply to its other executive officers, except for Mr. Brown and Ms. Springer who are subject to the director stock ownership requirements.
Effective October 2, 2023, the Compensation Committee adopted a Compensation Recovery Policy (the “Clawback Policy”) intended to comply with Section 10D-1 of the Exchange Act and the related Nasdaq listing standards. Under the Policy, in the event of a restatement of the Company’s financial statements due to non-compliance with financial reporting requirements under the securities laws, the Company will seek to recover from executive officers of the Company any incentive compensation they received that would have been less had it been calculated based on the restated financial statements. Under the Clawback Policy, the Company may also seek to recover incentive compensation, at the direction of the Compensation Committee, in the event that any executive officer engages in misconduct, or was aware of or willfully blind to misconduct that occurred in an area over which the executive officer exercised supervisory authority.
“Incentive Compensation” is defined in the Policy to include any compensation that is earned based on the attainment of a financial performance measure, in the case of a restatement of financial statements; and would in the event of misconduct also include any equity awards that vest solely based upon remaining employed for a period of time.
Central Garden & Pet Company   24   2025 Proxy Statement

For purposes of the Policy, “Misconduct” shall have the same meaning as “Cause” as such term is defined in an employment agreement then in effect with the executive officer. Absent an employment agreement, “Misconduct” means an executive officer’s (i) commission of any felony; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) commission of a significant legal or compliance violation in connection with the executive officer’s employment, including a violation of the Company’s Code of Ethics or other corporate policies; (iv) intentional, material violation of any contract or agreement between the executive officer and the Company or any statutory duty owed to the Company; (v) unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (vi) any action or willful inaction that may result in material financial, reputational or other harm to the Company and its affiliates and subsidiaries.
Restrictions on Transactions in Company Stock by Directors and Officers
The Company has adopted an Insider Trading Compliance Program (the “Insider Trading Program”) which provides guidelines with respect to transactions in the securities of the Company (the “Company Securities”) and the handling of confidential information about the Company and the companies with which the Company does business. Under the Insider Trading Program, persons subject to the policy may not engage in short sales of Company Securities, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, or hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. The Company discourages placing standing orders on Company Securities. If a person subject to the Insider Trading Program determines that they must use a standing order, the order must be limited to a short duration and should otherwise comply with the restrictions and procedures in the Insider Trading Program. A standing order incorporated into a 10b5-1 plan is permitted.
The Company is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company has adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by its directors, officers and employees that it believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. A copy of the Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended September 28, 2024.
Disclosure Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee last granted a stock option in early 2023. The Company does not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during periods in which there is material nonpublic information about the Company, including (i) during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under the Company’s insider trading policy (each, a “Blackout”) or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information (each, a “Filing Window”). These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.
The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.
During fiscal 2024, none of the Company’s named executive officers were awarded stock options, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Post-Employment Arrangements
Under the terms of the Company’s employment agreements and non-compete and post-employment consulting agreements, certain named executive officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below in detail in the section titled “Potential Payments Upon Termination.” The Company’s equity-based compensation plans and employment agreements do not provide for special payments to the named executive officers upon a change-in-control of the Company.
The terms of these arrangements were set through individual negotiations with each of the named executive officers. As part of these negotiations, the Compensation Committee took into consideration market practice. This approach was used in setting the amounts payable and the triggering events under the arrangements. These provisions are intended to provide the individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities to join or remain with the Company. The Compensation Committee considers the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining the Company.
Central Garden & Pet Company   25   2025 Proxy Statement

The non-compete and post-termination consulting agreements are intended to protect, to the maximum extent permitted by law, the Company’s confidential information, and payments thereunder are conditioned upon the executive not working for one of our principal competitors within a specified period of time following separation from the Company.
Benefits and Perquisites
The Company provides a 401(k) retirement plan and partial matching contributions generally available to all full-time employees but does not provide supplemental employee retirement plans or pensions. The Company also provides its executives with benefits such as medical, dental, life and disability insurance and other benefits that are generally available to full-time employees. The Company pays for a leased automobile or car allowance for certain named executive officers.
Accounting and Tax Treatment
In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, the Compensation Committee believes that it is important to retain flexibility in designing compensation programs that meet the Company’s stated objectives. For this reason, the Compensation Committee will not necessarily limit compensation to those levels or types of compensation that will be tax deductible. The Compensation Committee does consider alternative forms of compensation, consistent with the Company’s compensation goals, that preserve deductibility.
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024. This report is provided by the following independent directors, who comprise the Compensation Committee:
December 19, 2024
Michael J. Griffith
Lisa Coleman
Central Garden & Pet Company   26   2025 Proxy Statement

Compensation of Executive Officers
Set forth below is the compensation paid to the Company’s Former Chief Executive Officer, Former Interim Chief Executive Officer, Current Chief Executive Officer and Former Chief Financial Officer (who served as our Chief Financial Officer for all of fiscal 2024), and the three most highly compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) during our three fiscal years ended on September 28, 2024.
The Board of Directors declared a one-for-four stock dividend of shares of non-voting Class A Common Stock of the Company, to each outstanding holder of the Company’s Common Stock, Class A Common Stock and Class B Stock, in the ratio of one share of Class A Common Stock for every four outstanding shares of Common Stock, Class A Common Stock and Class B Stock payable to our stockholders on February 8, 2024. The number of shares issuable pursuant to outstanding equity awards and the exercise price per share of each outstanding option have been adjusted throughout this proxy statement to reflect the stock dividend.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Stock Awards(5) ($)	Option Awards(6) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(8) ($)	Total ($)
Timothy P. Cofer	2024	88,638	—	—	—	—	6,633	95,271
Former Chief Executive Officer(1)	2023	1,080,902	—	2,299,977	614,800	—	2,620,159	6,615,838
	2022	1,017,308	—	3,199,970	—	581,175	2,407,971	7,206,424
Mary Beth Springer	2024	934,737	—	120,019	—	(7)	1,019	1,055,775
Former Interim Chief Executive Officer(2)
Nicholas Lahanas	2024	522,568	—	396,971	—	(7)	11,746	931,285
Chief Executive Officer and Former Chief Financial Officer(3)	2023	508,669	—	249,998	—	222,000	11,685	992,352
	2022	478,662	—	249,983	—	125,400	10,426	864,471
John Hanson	2024	537,505	—	246,966	—	(7)	45,893	830,364
President, Pet Consumer Products	2023	545,838	—	249,998	—	328,000	48,113	1,171,949
	2022	513,716	—	249,983	—	135,300	100,112	999,111
John D. Walker	2024	550,714	—	246,966	—	(7)	42,745	840,425
President, Garden Consumer Products	2023	559,000	—	249,998	—	136,000	43,735	988,733
	2022	525,519	—	249,983	—	127,100	38,098	940,700
William E. Brown	2024	300,000	—	444,592	—	(7)	26,359	770,951
Chairman of the Board of Directors	2023	311,538	—	449,996	—	99,000	22,671	883,205
	2022	289,845	—	450,028	—	81,000	24,008	844,881

1)	Mr. Cofer resigned as our Chief Executive Officer effective October 6, 2023.
2)	Upon Mr. Cofer’s resignation as our Chief Executive Officer, Ms. Springer was appointed Interim Chief Executive Officer and served in that capacity from October 6, 2023 to September 29, 2024.
3)
Mr. Lahanas resigned as our Chief Financial Officer effective September 28, 2024, and was appointed as Chief Executive Officer effective as of September 29, 2024. Upon Mr. Lahanas’s resignation as Chief Financial Officer, Bradley G. Smith was appointed as Chief Financial Officer effective as of September 29, 2024, the first day of the 2025 fiscal year.

4)	The amount for Mr. Cofer includes prorated salary of $40,290 and accrued paid time off of $48,348.
5)
This column represents the grant date fair value in accordance with ASC 718 of restricted stock and PSUs awarded the named executive officers in fiscal 2024. The amounts shown include the aggregate grant date fair value of the shares issuable for PSUs at target achievement. The aggregate grant date fair values of the maximum number of shares issuable pursuant to the PSUs are $277,845 for each of Messrs. Lahanas, Hanson, and Walker. These amounts do not represent the actual value that may be realized by the named executive officers.

6)
This column represents the grant date fair value in accordance with ASC 718. Please refer to Note 14, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on November 27, 2024 for the relevant assumptions used to determine the compensation cost of our stock option awards. These amounts do not represent the actual value, if any, that may be realized by the named executive officers.

7)
Bonuses under the Management Incentive Plan for fiscal 2024 have not yet been determined. The Company will file a Form 8-K under Item 5.02(f) to report the bonuses once the amounts have been determined. Mr. Cofer is not entitled to a bonus due to his resignation.

Central Garden & Pet Company   27   2025 Proxy Statement

8)	The components of the “All Other Compensation” column for fiscal 2024 are detailed in the following table:

Description	Timothy P. Cofer	Mary Beth Springer	Nicholas Lahanas	John Hanson	John D. Walker	William E. Brown
Company matching contribution to 401(k) plan	—	—	$10,350	$10,350	$10,350	$9,000
Medical insurance premiums and reimbursement	$2,359	$53	$106	$21,173	$21,147	$17,038
Group term life insurance	$58	$966	$1,290	$1,290	$1,648	$321
Car allowance or lease	$3,300	—	—	$12,000	$9,600	—
Mobile device	—	—	—	$1,080	—	—
Relocation	$916	—	—	—	—	—
Total	$6,633	$1,019	$11,746	$45,893	$42,745	$26,359

Employment Agreement – Timothy P. Cofer
The terms of Mr. Cofer’s employment were reflected in an employment agreement with the Company, effective October 14, 2019, which was amended on September 29, 2022. The employment agreement provided that Mr. Cofer was eligible for an annual bonus, targeted at 100% of base compensation, subject to his and the Company’s performance. Mr. Cofer was also entitled to an annual equity grant valued at $2,300,000 consisting of stock options, restricted stock and/or performance units. In addition, Mr. Cofer was entitled to retention payments of $1,900,000 per year in cash or vested Company stock on each of October 14, 2022, 2028 and 2029 and bearing interest at 8% per year. The retention payment due on October 14, 2022 was paid to Mr. Cofer in cash on such date. The retention payments to be paid in 2028 and 2029 were conditioned upon Mr. Cofer’s continuous employment with the Company through October 14, 2023 and October 14, 2024, respectively. As these conditions were not met, the 2028 and 2029 retention payments will not be made. Mr. Cofer’s employment agreement also included a post-employment consulting agreement pursuant to which Mr. Cofer was to provide consulting services for 48 months upon termination of his employment with the Company. The Company and Mr. Cofer mutually agreed to terminate the post-employment consulting agreement, and Mr. Cofer did not provide the Company consulting services.
Employment Agreement – Nicholas Lahanas
Mr. Lahanas resigned as our Chief Financial Officer effective September 28, 2024, and was appointed as Chief Executive Officer effective as of September 29, 2024. Pursuant to a promotion letter dated September 26, 2024, Mr. Lahanas is entitled to an annual base salary of $900,000 and will also be eligible to receive an annual bonus at a target rate of 100% of his annual base salary beginning with the 2025 fiscal year. He will also be eligible to receive a target annual equity grant of $1,000,000, which will be based upon on his performance and the Company’s performance, as determined by the Compensation Committee. Mr. Lahanas’s employment at the Company is “at will” and may be terminated with or without cause, and with or without notice, at any time at the option of either the Company or Mr. Lahanas. The Company and Mr. Lahanas are also party to a post-employment consulting agreement, pursuant to which Mr. Lahanas will provide consulting services for 24 months upon termination of his employment with the Company. For these services, Mr. Lahanas will be entitled to receive $3,432 on a monthly basis, subject to a 2% increase each year of the agreement, subject to certain confidentiality and non-competition provisions.
Employment Agreement – John Hanson
Effective August 1, 2019, the Company entered into an employment agreement with John Hanson. The employment agreement provides that Mr. Hanson is eligible for an annual bonus, targeted at 50% of base compensation, subject to his and the Company’s performance. The agreement has an indeterminate term, unless terminated for his dismissal with cause, death or disability. The Company may terminate Mr. Hanson’s agreement at any time without cause upon 30 days’ written notice. If the Company terminates Mr. Hanson without cause, he will continue to receive his base salary and health insurance benefits for nine months and will be entitled to continued vesting of previously granted stock options and restricted stock, subject to the execution of a general release of claims. At its option, the Company may pay Mr. Hanson 30 days’ additional salary and benefits in lieu of giving 30 days’ notice. Under the terms of a post-employment consulting agreement, Mr. Hanson will provide consulting services for two years (or until December 31, 2024, whichever is later) upon termination of his employment with the Company. For these services, Mr. Hanson will be entitled to receive 10% of his last base salary for each year during the consulting period.
Employment Agreement – John D. Walker
On April 1, 2014, the Company entered into an employment agreement with John D. Walker. This employment agreement provides that Mr. Walker is eligible for an annual bonus, subject to his and the Company’s performance. The agreement has an indeterminate term, unless terminated for his dismissal with cause, death or disability. The Company may terminate Mr. Walker’s agreement at any time without cause. If the Company terminates Mr. Walker without cause, he will continue to receive his base salary for nine months, subject to the execution of a general release of claims.
Central Garden & Pet Company   28   2025 Proxy Statement

Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the named executive officers during fiscal 2024, which ended on September 28, 2024.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of shares of stock or units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Timothy P. Cofer	—	—	—	—	—	—	—	—	—	—	—	—
Mary Beth Springer	RSAs(6)	2/13/24	—	—	—	—	—	—	3,281	—	—	120,019
Nicholas Lahanas	PSUs	2/6/24	—	—	—	2,443	3,759	8,458	—	—	—	123,483
	RSAs(4)	2/6/24	—	—	—	—	—	—	3,759	—	—	123,483
	RSAs(5)	5/16/24	—	—	—	—	—	—	3,788	—	—	150,005
	Annual Bonus Plan		—	251,923	503,846	—	—	—	—	—	—	—
John Hanson	PSUs	2/6/24	—	—	—	2,443	3,759	8,458	—	—	—	123,483
	RSAs(4)	2/6/24	—	—	—	—	—	—	3,759	—	—	123,483
	Annual Bonus Plan		—	270,319	540,638	—	—	—	—	—	—	—
John D. Walker	PSUs	2/6/24	—	—	—	2,443	3,759	8,458	—	—	—	123,483
	RSAs(4)	2/6/24	—	—	—	—	—	—	3,759	—	—	123,483
	Annual Bonus Plan		—	276,962	553,924	—	—	—	—	—	—	—
William E. Brown	RSAs(7)	2/6/24	—	—	—	—	—	—	13,534	—	—	444,592
	Annual Bonus Plan		—	150,000	300,000	—	—	—	—	—	—	—

(1)
These amounts reflect the potential threshold, target and maximum annual incentive bonus awards payable to our named executive officers as annual incentive bonuses for fiscal 2024 under our Management Incentive Plan (the “MIP”). Target bonuses under the MIP are expressed as a percentage of the executive’s actual annual salary. Amounts are initially calculated based on a pre-determined formula based on actual performance against target net sales, gross margin and EBIT, but the Compensation Committee retains full discretion to determine annual bonuses. While there is no minimum performance threshold to earn a bonus, in no instance will an executive earn a bonus that is more than 200% of the target. See the discussion and analysis regarding the MIP in the CD&A section titled “Annual Bonus Plan” for further information.

(2)
These amounts are based on the achievement of certain performance goals and targets over a four-year performance period. The actual number of PSUs earned may vary from the target number and will be determined at the end of the four-year performance period. The vesting percentage for the PSUs ranges from 65% to 225% of target. See the discussion and analysis regarding PSU awards in the CD&A section titled “Performance Share Units” for further information.

(3)
The value of a stock award, PSU or stock option is based on the fair value as of the grant date of such award determined pursuant to ASC 718. Please refer to Note 14, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on November 27, 2024 for the relevant assumptions used to determine the compensation cost of our stock awards. These amounts do not represent the actual value, if any, that may be realized by the named executive officers.

(4)
50% of the restricted shares of Class A Common Stock subject to this award vest on February 6, 2026, and the remaining 50% vest on February 6, 2027, subject to continued service on each applicable vesting date.

(5)
This award of restricted shares of Class A Common Stock vests over a four-year period, with 25% of the shares vesting on each of May 16, 2026 and 2027 and 50% of the shares vesting on May 16, 2028, subject to continued service on each applicable vesting date.

(6)	Ms. Springer received an award of restricted Class A Common Stock covering 3,281 shares which vested on August 13, 2024.
(7)
This award of restricted shares of Class A Common Stock vests over a five-year period, with one-third of the shares vesting at the end of years three, four, and five, subject to continued service on each applicable vesting date.

Central Garden & Pet Company   29   2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2024, which ended on September 28, 2024. All awards are for Class A Common Stock.

Name	Option Awards					Stock Awards
	Number of Shares Underlying Unexercised Option Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price(2) ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Timothy P. Cofer(1)	—	—	—	—	—	—	—	—	—
Mary Beth Springer	8,967(5)	—	—	22.30	2/12/2025	—	—	—	—
	8,803(6)	—	—	22.72	3/1/2026	—	—	—	—
	5,680(7)	—	—	35.22	2/9/2027	—	—	—	—
	5,963(8)	—	—	33.54	2/8/2028	—	—	—	—
Nicholas Lahanas	—	2,129(9)	—	35.22	2/9/2027	—	—	—	—
	—	—	—	—	—	43,860(10)	1,607,469	—	—
	—	—	—	—	—	710(11)	26,022	—	—
	—	—	—	—	—	1,876(12)	68,755	—	—
	—	—	—	—	—	3,843(13)	140,846	—	—
	—	—	—	—	—	3,759(14)	137,767	—	—
	—	—	—	—	—	3,788(15)	138,830	—	—
	—	—	—	—	—	—	—	3,751(16)	137,474
	—	—	—	—	—	—	—	3,844(17)	140,883
	—	—	—	—	—	—	—	3,759(18)	137,767
John Hanson	6,389	2,129(9)	—	35.22	2/9/2027	—	—	—	—
	—	—	—	—	—	8,775(19)	321,604	—	—
	—	—	—	—	—	710(11)	26,022	—	—
	—	—	—	—	—	1,876(12)	68,755	—	—
	—	—	—	—	—	3,843(13)	140,846	—	—
	—	—	—	—	—	3,759(14)	137,767	—	—
	—	—	—	—	—	—	—	3,751(16)	137,474
	—	—	—	—	—	—	—	3,844(17)	140,883
	—	—	—	—	—	—	—	3,759(18)	137,767
John D. Walker	6,389	2,129(9)	—	35.22	2/9/2027	—	—	—	—
	—	—	—	—	—	43,860(10)	1,607,469	—	—
	—	—	—	—	—	710(11)	26,022	—	—
	—	—	—	—	—	1,876(12)	68,755	—	—
	—	—	—	—	—	3,843(13)	140,846	—	—
	—	—	—	—	—	3,759(14)	137,767	—	—
	—	—	—	—	—	—	—	3,751(16)	137,474
	—	—	—	—	—	—	—	3,844(17)	140,883
	—	—	—	—	—	—	—	3,759(18)	137,767

Central Garden & Pet Company   30   2025 Proxy Statement

Name	Option Awards					Stock Awards
	Number of Shares Underlying Unexercised Option Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price(2) ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
William E. Brown	127,942(20)	—	—	31.18	08/11/2026	—	—	—	—
	—	—	—	—	—	4,386(21)	160,7467	—	—
	—	—	—	—	—	7,572(22)	277,514	—	—
	—	—	—	—	—	13,506(23)	494,995	—	—
	—	—	—	—	—	13,837(24)	507,126	—	—
	—	—	—	—	—	13,534(25)	496,021	—	—

(1)	Upon his resignation as Chief Executive Officer on October 6, 2023, all of the outstanding equity awards held by Mr. Cofer were forfeited.
(2)	All options were granted at the closing market price on the date of grant.
(3)	Market value was calculated based on the closing price of $36.65 per share for the Class A Common Stock on September 27, 2024, the last trading day in fiscal 2024.
(4)
PSU awards vest based on the achievement of certain performance goals over a four-year performance period. The number of PSUs in this column is based on the target level of achievement. The actual number of PSUs earned may vary from the target number and will be determined at the end of the four-year performance period. The vesting percentage for the PSUs ranges from 50% to 200% of target. The number of shares issuable pursuant to the PSUs may be increased or decreased by up to 25% based on a relative total shareholder return multiplier.

(5)	The option vested in increments of one-third on each of August 12, 2019, 2020, and 2021.
(6)	The option vested in increments of one-third on each of August 11, 2020, 2021, and 2022.
(7)	The option vested in increments of one-third on each of August 9, 2021, 2022, and 2023.
(8)	The option vested in increments of one-third on each of August 8, 2022, 2023, and 2024.
(9)	The unexercisable portion of this option grant vests on February 9, 2025.
(10)	The restricted stock award vests in increments of 50% on each of February 10, 2025, and 2026.
(11)	The restricted stock award vests on February 9, 2025.
(12)	The remaining 50% of this restricted stock award vests on February 9, 2025.
(13)	This restricted stock award vests in increments of 50% on each of February 6, 2025 and 2026.
(14)	This restricted stock award vests in increments of 50% on each of February 6, 2026 and 2027.
(15)	This restricted stock award vests in increments of 25% on May 16, 2026 and 2027, and 50% on May 16, 2028.
(16)
The actual number of shares to be earned under the PSU awards to the named executive officers shall be determined by the Compensation Committee based on the extent to which performance goals have been achieved over the four-year performance period, from fiscal years 2022 through 2025. To the extent earned, the PSUs will vest at the end of the four-year performance period on February 9, 2026, subject to the executive being continuously employed by the Company or by one of its affiliates from the grant date through the last day of the performance period.

(17)
The actual number of shares to be earned under the PSU awards to the named executive officers shall be determined by the Compensation Committee based on the extent to which performance goals have been achieved over the four-year performance period, from fiscal years 2023 through 2026. To the extent earned, the PSUs will vest at the end of the four-year performance period on February 6, 2027, subject to the executive being continuously employed by the Company or by one of its affiliates from the grant date through the last day of the performance period.

(18)
The actual number of shares to be earned under the PSU awards to the named executive officers shall be determined by the Compensation Committee based on the extent to which performance goals have been achieved over the four-year performance period, from fiscal years 2024 through 2027. To the extent earned, the PSUs will vest at the end of the four-year performance period on February 6, 2028, subject to the executive being continuously employed by the Company or by one of its affiliates from the grant date through the last day of the performance period.

(19)	This restricted stock award vested in increments of one-third on October 1, 2022, 2023, and 2024.
(20)	The option vested in increments of 25% on each of August 11, 2021, 2022, 2023 and 2024.
(21)	The restricted stock award vests on February 10, 2025.
(22)	The restricted stock award vests in increments of 50% on each of February 9, 2025, and 2026.
(23)	The restricted stock award vests in increments of one-third on each of February 9, 2025, 2026, and 2027.
(24)	The restricted stock award vests in increments of one-third on each of February 6, 2026, 2027, and 2028.
(25)	The restricted stock award vests in increments of one-third on each of February 6, 2027, 2028, and 2029.
Central Garden & Pet Company   31   2025 Proxy Statement

Option Exercises and Stock Vested
The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2024, which ended on September 28, 2024.

NAME	Option Awards(1)		Stock Awards(1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Timothy P. Cofer	189,133	2,098,620	—	—
	143,749	1,462,790	—	—
	140,658	1,303,056	—	—
	62,500	19,000	—	—
Mary Beth Springer	—	—	3,281	108,371
Nicholas Lahanas	6,580	110,939	—	—
	6,389	28,393	—	—
	22,856	279,392	—	—
	19,736	220,727	—	—
	—	—	10,914	335,889
	—	—	21,930	813,384
	—	—	710	26,639
	—	—	1,875	70,350
John Hanson	6,580	94,028	—	—
	—	—	8,775	283,257
	—	—	710	26,639
	—	—	1,875	70,350
	—	—	8,775	279,185
John D. Walker	27,856	420,626	—	—
	26,316	370,003	—	—
	—	—	8,187	251,963
	—	—	21,930	813,384
	—	—	710	26,639
	—	—	1,875	70,350
William E. Brown	—	—	4,596	169,914
	—	—	4,386	162,677
	—	—	3,786	142,051

(1)	Company Class A Common Stock.
Central Garden & Pet Company   32   2025 Proxy Statement

Nonqualified Deferred Compensation
The following table sets forth contributions, earnings, and distributions during fiscal 2024, and account balance as of September 28, 2024, for each of the named executive officers, under our nonqualified Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Timothy P. Cofer	10,730	—	142,544	(151,237)	643,882
Mary Beth Springer	—	—	—	—	—
Nicholas Lahanas	49,621	—	102,963	—	426,216
John Hanson	130,079	—	39,429	—	436,243
John D. Walker	65,778	—	77,362	—	381,430
William E. Brown	—	—	—	—	—

(1)	None of the earnings in this column are included in the Summary Compensation Table because they were not preferential or above market.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about the Company’s Common Stock and Class A Common Stock that may be issued upon the exercise of options, warrants and rights under its existing equity compensation plans as of September 28, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	828,195	$28.83	15,522,638(2)
Equity compensation plans not approved by security holders	—	—	—
Total	828,195(1)	$28.83	15,522,638(2)

(1)
Includes 660,143 shares of Class A Common Stock issuable upon exercise of options granted under the 2003 Omnibus Equity Incentive Plan and 168,052 shares of Class A Common Stock issuable upon exercise of options granted under the Nonemployee Director Equity Incentive Plan.

(2)
Includes 4,458,492 shares of Common Stock and 10,355,662 shares of Class A Common Stock available for issuance under the 2003 Omnibus Equity Incentive Plan and 109,728 shares of Common Stock and 598,756 shares of Class A Common Stock available for issuance under the Nonemployee Director Equity Incentive Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Some of our executive officers have employment agreements with us. Such employment agreements are terminable at any time. Under some of these agreements, if an executive is terminated by us without “cause” the executive is entitled to a lump sum payment plus continuation of all benefits associated with the executive’s employment as provided below.
SEC regulations require that the Company estimate the value of severance benefits payable to the named executive officers assuming that the triggering event (a termination without cause or a change-in-control) occurred on September 28, 2024, the last day of the Company’s 2024 fiscal year.
As a general matter, potential payments upon termination or change in control are not part of the Company’s compensation objectives and are not used, except (i) when necessary to recruit new executives and (ii) to secure non-compete and post-termination consulting agreements that are intended to protect the Company’s confidential information and are conditioned upon the executive not going to work for one of the Company’s principal competitors. The Company’s
Central Garden & Pet Company   33   2025 Proxy Statement

equity-based compensation plans and employment agreements do not provide for special payments to the Company’s named executive officers upon a change-in-control of the Company. As a result, the Compensation Committee’s decisions regarding other compensation elements for the executive officers are not impacted by these arrangements.

Name	Salary Continuation	Post- Employment Consulting Payments	PAY IN LIEU OF NOTICE	Health and Employee Benefits	Equity Vesting(1)	Total
Timothy P. Cofer(2)	—	—	—	—	—	—
Mary Beth Springer(3)	—	—	—	—	—	—
Nicholas Lahanas(4)	—	$83,196	—	—	—	$83,196
John Hanson(5)	$405,479	$105,800	$44,083	$18,000	$1,114,162	$1,687,524
John D. Walker(6)	$415,443	$60,000	—	—	—	$475,443
William E. Brown(7)	—	—	—	—	—	—

(1)
The value of PSUs, restricted stock and options issued for which vesting would be extended in connection with a termination is calculated based on the closing price for Class A Common Stock on September 27, 2024, the last trading day in fiscal 2024, of $36.65.

(2)	Upon his resignation as Chief Executive Officer on October 6, 2023, Mr. Cofer did not receive any termination payments or benefits.
(3)	Upon Ms. Springer’s resignation as Interim Chief Executive Officer on September 29, 2024, she did not receive any termination payments or benefits.
(4)
The Company and Mr. Lahanas are party to a Post-Employment Consulting Agreement, pursuant to which Mr. Lahanas will provide consulting services for 24 months upon termination of his employment with the Company. For these services, Mr. Lahanas would be entitled to receive $3,432 on a monthly basis in fiscal 2024 and $3,501 on a monthly basis in fiscal 2025, subject to a 2% increase each year of the agreement, subject to certain confidentiality and non-competition provisions.

(5)
Pursuant to Mr. Hanson’s employment agreement, if the Company terminates Mr. Hanson without cause, he will continue to receive his base salary and health insurance benefits (estimated to be $2,000 per month) for nine months and will be entitled to continued vesting of previously granted stock options and restricted stock, subject to the execution of a general release of claims. The Company is required to provide Mr. Hanson with 30 days’ notice before a termination without cause. At its option, the Company may pay Mr. Hanson 30 days’ additional salary and benefits, or approximately $44,083 in lieu of giving 30 days’ notice. In addition, Mr. Hanson is a party to a Post-Employment Consulting Agreement pursuant to which he has committed to making himself available to the Company for consulting services for 10 hours per month for the two years after termination of employment with the Company (or until December 31, 2024, whichever is later). Mr. Hanson will receive approximately $4,408 per month for such consulting services, subject to certain confidentiality and non-competition provisions.

(6)
Pursuant to Mr. Walker’s employment agreement, if the Company terminates Mr. Walker without cause, he will continue to receive his base salary for nine months, subject to the execution of a general release of claims. In addition, Mr. Walker is a party to a Post-Employment Consulting Agreement pursuant to which he has committed to making himself available to the Company for consulting services for 10 hours per month for the two years after termination of employment with the Company. Mr. Walker will receive $2,500 per month for such consulting services, subject to certain confidentiality and non-competition provisions.

(7)	Mr. Brown is not entitled to any potential payments upon a termination or change-in-control.
CEO Pay Ratio
The annual total compensation of Ms. Springer, our former Interim Chief Executive Officer, was $1,055,775 in fiscal 2024, as reflected in the Summary Compensation Table. Based on reasonable estimates, the median annual total compensation of all employees of the Company and its subsidiaries, excluding its Chief Executive Officer, was $45,738 for fiscal 2024. Accordingly, for fiscal 2024, the ratio of the annual total compensation of the Company’s Chief Executive Officer to the median of the annual total compensation of all our other employees (the “Pay Ratio”) was 23.1 to 1. Ms. Springer’s annual total compensation does not include any annual bonus earned for fiscal 2024 as such bonus has not been determined as of the date of this proxy statement. If the target amount of Ms. Springer’s bonus was included in her annual total compensation, then the Pay Ratio would have been 43.5 to 1.
To identify the median employee and the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates that the Company used were as follows:
•	The Company selected September 28, 2024, which is within the last three months of fiscal 2024, to identify its employee population.
•
As permitted by SEC rules, in identifying our employee population, the Company also excluded a total of 185 employees located in the following international jurisdictions representing in the aggregate less than 2.9% of its employee population as a whole: Canada (51 employees); Mexico (80 employees); and the United Kingdom (54 employees).

•
The employee population, prior to taking into consideration these exclusions, consisted of approximately 6,437 individuals. The employee population, after taking into consideration these exclusions, consisted of approximately 6,252 individuals.

•	To identify the median employee from its employee population, the Company selected total taxable cash compensation as the measure of compensation.
•	The Company then determined its median employee and calculated the annual total compensation of this employee for fiscal 2024 based on the Summary Compensation Table rules.
Central Garden & Pet Company   34   2025 Proxy Statement

Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. In the tables below, Mr. Cofer is referred to as “PEO 1” and Ms. Springer is referred to as “PEO 2”. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

							Value of Initial Fixed $100 Investment Based On:
Year (a)(1)	Summary Compensation Table Total for PEO 1 (b)	Compensation Actually Paid to PEO 1 (c)(2)(3)	Summary Compensation Table Total for PEO 2 (d)	Compensation Actually Paid to PEO 2 (e)(2)(4)	Average Summary Compensation Table Total for Non- PEO NEOs (f)	Average Compensation Actually Paid to Non- PEO NEOs (g)(2)(5)	Total Shareholder Return (h)	Peer Group Total Shareholder Return (i)(6)	Net Income (in thousands) (j)	EBIT (in thousands) (k)(7)
2024	$95,271	($7,498,443)	$1,055,775	$1,061,613	$843,256	$1,040,825	$123.88	$138.35	$107,983	$185,387
2023	$6,615,838	$7,992,997	N/A	N/A	$1,033,257	$1,443,326	$116.77	$110.46	$125,643	$210,646
2022	$7,206,424	$4,579,964	N/A	N/A	$912,291	$111,595	$99.58	$99.70	$152,152	$260,036
2021	$5,026,006	$6,736,432	N/A	N/A	$1,012,168	$1,853,314	$123.47	$103.94	$151,746	$254,496

(1)	The following table lists the PEO and non-PEO NEOs for each of fiscal years 2021, 2022, 2023, and 2024.

Year	PEO	Non-PEO NEOs
2024	Timothy P. Cofer, Mary Beth Springer	Nicholas Lahanas, John Hanson, John D. Walker, and William E. Brown
2023	Timothy P. Cofer	Nicholas Lahanas, John D. Walker, Joyce M. McCarthy, and John Hanson
2022	Timothy P. Cofer	Nicholas Lahanas, William E. Brown, John D. Walker, and John Hanson
2021	Timothy P. Cofer	Nicholas Lahanas, William E. Brown, John D. Walker, and John Hanson

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (please refer to Notes 5 and 6 in “Executive Compensation of Executive Officers – Summary Compensation Table” for additional information).

(3)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Timothy P. Cofer in accordance with the Pay Versus Performance Rules:

		Pension Plan Adjustments		Equity Award Adjustments
Year	Summary Compensation Table Total for PEO 1	Change in Pension Value	Pension Service Cost	Reported Value of Equity Awards	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	Compensation Actually Paid to PEO 1
2024	$95,271	N/A	N/A	$0	$0	$0	$0	($20,117)	($7,573,597)	$0	($7,498,443)
2023	$6,615,838	N/A	N/A	$2,914,777	$3,040,714	$868,248	$0	$382,974	$0	$0	$7,992,997
2022	$7,206,424	N/A	N/A	$3,199,970	$2,335,414	($1,759,567)	$0	($2,337)	$0	$0	$4,579,964
2021	$5,026,006	N/A	N/A	$2,256,978	$2,359,847	$1,068,296	$0	$539,261	$0	$0	$6,736,432

Central Garden & Pet Company   35   2025 Proxy Statement

(4)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mary Beth Springer in accordance with the Pay Versus Performance Rules:

		Pension Plan Adjustments		Equity Award Adjustments
Year	Summary Compensation Table Total for PEO 2	Change in Pension Value	Pension Service Cost	Reported Value of Equity Awards	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	Compensation Actually Paid to PEO 2
2024	$1,055,775	N/A	N/A	$120,019	$0	$0	$126,581	($724)	$0	$0	$1,061,613
2023	$0	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0
2022	$0	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0
2021	$0	N/A	N/A	$0	$0	$0	$0	$0	$0	$0	$0

(5)
The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs in accordance with the Pay Versus Performance Rules.

		Pension Plan Adjustments		Equity Award Adjustments
Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Change in Pension Value	Average Pension Service Cost	Average Reported Value of Equity Awards	Average Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Average Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Average Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Average Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	Average Compensation Actually Paid to Non-PEO NEOs
2024	$843,256	N/A	N/A	$333,874	$350,743	$50,914	$0	$129,786	$0	$0	$1,040,825
2023	$1,033,257	N/A	N/A	$237,498	$249,595	$277,719	$0	$120,253	$0	$0	$1,443,326
2022	$912,291	N/A	N/A	$299,994	$238,508	($713,970)	$0	($25,240)	$0	$0	$111,595
2021	$1,012,168	N/A	N/A	$231,594	$243,849	$708,939	$0	$119,952	$0	$0	$1,853,314

(6)
In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 on 9/28/2019, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using Dow Jones U.S. Non-durable Household Products Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended September 28, 2024.

(7)
We have determined that EBIT, which the Company defines for compensation purposes as earnings before interest, taxes and other income (expense), is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for fiscal year 2024, to company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules).

Central Garden & Pet Company   36   2025 Proxy Statement

Tabular Disclosure of Most Important Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the six measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to the Company’s NEOs, for fiscal year 2024, to Company performance, as further described in our Compensation Discussion and Analysis within the sections titled “Executive Compensation – Compensation Discussion and Analysis – Allocation and Amount” and “Executive Compensation – Compensation Discussion and Analysis – Equity Awards – Performance Share Units.”

Most Important Performance Measures
Earnings Before Interest, Tax, and Other Income (Expense), or EBIT
Net Sales
Non-GAAP Gross Margin
Organic EBIT CAGR
Organic Net Sales CAGR
Relative Total Shareholder Return

Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to the NEOs aligns with the Company’s financial performance as measured by TSR, net income, and EBIT as well as a comparison of TSR and Peer Group TSR.
Compensation Actually Paid, TSR, Net Income, and EBIT

CAP vs. TSR vs. EBIT

$20,000
$16,000
$12,000
$8,000
$4,000
$0
-$4,000
-$8,000
$300
$240
$180
$120
$60
$0
$254.50M
$260.04M
$210.65M
$185.39M
$7,992,996.90
$6,736,432.22
$151.75M
$152.15M
$125.64M
$138.35M
$123.47M
$4,579,963.27
$99.70M
$116.77M
$123.88M
$1,853,314.34
$111,594.71
$1,443,325.14
$1,040,825.16
$107.98M
$103.94M
$99.58M
$110.46M
$1,061,613.35
-$7,498,442.76
2021
2022
2023
2024
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR
Net Income (millions)
EBIT (millions)

Central Garden & Pet Company   37   2025 Proxy Statement

Compensation Actually Paid and TSR

CAP vs. TSR

$20,000
$16,000
$12,000
$8,000
$4,000
$0
-$4,000
-$8,000
$200
$160
$120
$80
$40
$0
$123.47
$6,736,432.22
$103.94
$1,853,314.34
$99.58
$4,579,963.27
$99.70
$111,594.71
$116.77
$7,992,996.90
$110.46
$1,443,325.14
$138.35
$123.88
$1,040,825.16
$1,061,613.35
-$7,498,442.76
2021
2022
2023
2024
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR

Compensation Actually Paid and Net Income

CAP vs. Net Income

$20,000
$16,000
$12,000
$8,000
$4,000
$0
-$4,000
-$8,000
$200
$160
$120
$80
$40
$0
$151.7M
$152.2M
$125.6M
$108.0M
$6,736,432.22
$1,853,314.34
$4,579,963.27
$111,594.71
$7,992,996.90
$1,443,325.14
-$7,498,442.76
$1,061,613.35
$1,040,825.16
2021
2022
2023
2024
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-PEO NEO)
Net Income (millions)

Central Garden & Pet Company   38   2025 Proxy Statement

Compensation Actually Paid and EBIT

CAP vs. EBIT

$20,000
$16,000
$12,000
$8,000
$4,000
$0
-$4,000
-$8,000
$300
$240
$180
$120
$60
$0
$254.50M
$260.04M
$210.65M
$185.39M
$6,736,432.22
$1,853,314.34
$4,579,963.27
$111,594.71
$7,992,996.90
$1,443,325.14
$1,040,825.16
$1,061,613.35
-$7,498,442.76
2021
2022
2023
2024
Compensation Actually Paid (PEO 1)
Compensation Actually Paid (PEO 2)
Avg. Compensation Actually Paid (Non-PEO NEO)
EBIT (millions)

Company TSR vs. Peer Group TSR

Company TSR vs. Peer Group TSR

$200
$160
$120
$80
$40
$0
$123.47
$103.94
$99.70
$99.58
$116.77
$110.46
$138.35
$123.88
2021
2022
2023
2024
Company TSR
Peer Group TSR

Central Garden & Pet Company   39   2025 Proxy Statement

Review, Approval or Ratification of Transactions with Related Persons
The Company’s Board of Directors has adopted a written related person transactions policy. The Audit Committee reviews the material facts of all interested transactions that require the Audit Committee’s approval and either approves or disapproves of any transaction in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any executive officer, director or greater than 5% beneficial owner of the Company’s Common Stock (or an immediate family member of any of the foregoing) has or will have a direct or indirect interest. In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If a director is a related party of an interested transaction he or she does not participate in any discussion or approval of that interested transaction, except that the director is required to provide all material information concerning the interested transaction to the Audit Committee. If an interested transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to confirm that the related party is in compliance with the Committee’s guidelines and that the interested transaction remains appropriate.
Transactions with the Company
Diamond Fork
In 2014, the Company acquired 50% ownership interests in two joint ventures (“CSA”), which have exclusive rights to a patented antimicrobial molecule for animal and EPA product uses. Diamond Fork Enterprises, LLC (“Diamond Fork”) licenses the rights from Brigham Young University (“BYU”) and sublicenses the rights to CSA. In 2019, Mr. Brown, the Company’s Chairman, acquired 80% of the equity interest of Diamond Fork. Diamond Fork is obligated to pay BYU minimum annual royalties and to reimburse BYU for IP maintenance expenses. Under the sublicense agreement, CSA agreed to reimburse Diamond Fork for the royalties and expenses to the extent they relate to animal rights or EPA rights. During fiscal 2024, CSA reimbursed Diamond Fork in the amount of $255,090 for such royalties and expenses.
Brooks M. Pennington
A division of Pennington Seed, a subsidiary of the Company, purchased approximately $1.7 million of feed products from Wildlife Foods, LLC, a company owned by Mr. Pennington’s son-in-law (which manufactures corn-based bird feed ingredients) during the fiscal year ended September 28, 2024.
Central Garden & Pet Company   40   2025 Proxy Statement

Stock Ownership of Management and Principal Shareholders
The following table indicates, as to each director and nominee, each named executive officer and each holder known to the Company to be the beneficial owner of more than 5% of any voting class of the Company’s common stock, the number of shares and percentage of the Company’s stock beneficially owned as of December 16, 2024.

Beneficial Owner(1)	Number of Class B Shares	Number of Common Shares	Number of Class A Common Shares	Percent(2)	Percent of Total Voting Power(3)
Named Executive Officers:
William E. Brown	1,600,459	1,386,792(4)	1,638,318(5)	7.1	55.5
Timothy P. Cofer	—	—	58,141(6)	—	—
Nicholas Lahanas	—	—	83,390(7)	—	—
John Hanson	—	—	34,168(8)	—	—
Bradley G. Smith	—	—	7,943(9)	—	—
Mary Beth Springer	—	—	43,091(10)	—	—
John D. Walker	—	—	93,581(11)	—	—
Directors and Nominees:
Courtnee Chun	—	—	22,675 (12)	—	—
Lisa Coleman	—	—	17,892(13)	—	—
Brendan P. Dougher	—	—	19,116(14)	—	—
Michael J. Griffith	—	—	38,899(15)	—	—
Randal D. Lewis	—	—	—	—	—
Christopher T. Metz	—	—	42,224(16)	—	—
Brooks M. Pennington III(17)	—	148,140(18)	132,429(19)	*	*
John R. Ranelli	—	7,039(20)	30,235(21)	*	*
All directors and executive officers as a group (16 persons)	1,600,459	1,541,971	2,215,513	8.2	56.3
Five Percent Shareholders:
BlackRock, Inc.(22)	—	1,631,231	8,665,485	15.7	7.8
The Vanguard Group(23)	—	1,348,895	4,330,010	8.7	6.4
Dimensional Fund Advisors LP(24)	—	773,566	3,598,863	6.7	3.7
Victory Capital Management Inc.(25)	—	2,893,867	—	4.4	13.8
Morgan Stanley(26)	—	549,426	771,974	2.0	2.6
Allspring Global Investments Holdings, LLC(27)	—	960,747	—	2.8	4.6
Geode Capital Holdings LLC(28)	—	556,236	892,314	0.8	2.6

(*)	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner listed below is 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597.
(2)
Represents the number of shares of Class B Stock, Common Stock and Class A Common Stock beneficially owned by each shareholder as a percentage of the total number of shares of Class B Stock, Common Stock and Class A Common Stock outstanding. As of December 16, 2024, there were 1,602,374 shares of Class B Stock, 10,718,231 shares of Common Stock and 53,133,570 shares of Class A Common Stock outstanding.

Central Garden & Pet Company   41   2025 Proxy Statement

(3)
Represents the percentage of the voting power of each shareholder after giving effect to the disparate voting rights among the Class B Stock, Common Stock and Class A Common Stock. The voting powers of the Common Stock and the Class B Stock are identical in all respects, except that the holders of Common Stock are entitled to one vote per share and the holders of Class B Stock are entitled to the lesser of 10 votes per share or 49% of the total votes cast. Shares of Class A Common Stock generally have no voting rights unless otherwise required by Delaware law.

(4)	Includes 1,138,121 shares of Common Stock subject to a pledge.
(5)
Includes 127,942 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024. Includes 419,596 shares of Class A Common Stock subject to a pledge. Includes 384,603 shares of Class A Common Stock held by various irrevocable family trusts. Mr. Brown and his spouse are co-trustees of the trusts, and the beneficiaries are immediate family members of Mr. Brown. Mr. Brown disclaims beneficial ownership of the shares held by the trusts.

(6)	Includes 58,141 shares held in the Timothy P. Cofer Living Trust. Excludes units held in the CENTA Stock Fund in the Company’s 401(k) plan.
(7)
Includes 2,129 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024. Excludes units held in the CENTA Stock Fund in the Company’s 401(k) plan.

(8)
Includes 8,518 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024. Excludes units held in the CENTA Stock Fund in the Company’s 401(k) plan.

(9)	Includes 658 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(10)	Includes 29,413 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(11)
Includes 8,518 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024. Excludes units held in the CENTA Stock Fund in the Company’s 401(k) plan.

(12)	Includes 11,643 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(13)	Includes 8,100 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(14)	Includes 6,688 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(15)	Includes 26,391 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(16)	Includes 29,413 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024.
(17)	The address of Mr. Pennington is 169 South Main Street, P.O. Box 231, Madison, GA 30650.
(18)
Includes 7,604 shares held by Pennington Management Company II, LLC, in which Mr. Pennington has an ownership interest and of which Mr. Pennington is the president; and 6,938 shares owned by his spouse. Mr. Pennington disclaims beneficial ownership of the 7,604 shares held by Pennington Management Company II, LLC, except to the extent of his pecuniary interest therein, and the 6,938 shares held by his spouse.

(19)
Includes 20,446 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024. Includes 43,750 shares held by BPCB Timber Company LLC, in which Mr. Pennington has an ownership interest and of which Mr. Pennington is the Chief Executive Officer, 20,911 shares held by Pennington Management Company II, LLC, in which Mr. Pennington has an ownership interest and of which Mr. Pennington is the president; and 6,579 shares owned by his spouse. Mr. Pennington disclaims beneficial ownership of the 43,750 shares held by BPCB Timber Company LLC and the 20,911 shares held by Pennington Management Company II, LLC, except, in each case, to the extent of his pecuniary interest therein, and the 6,579 shares held by his spouse. Excludes units held in the CENTA Stock Fund in the Company’s 401(k) plan.

(20)	Includes 7,039 shares of Common Stock held in the John R. Ranelli Trust, as to which Mr. Ranelli disclaims beneficial ownership, except to the extent of his pecuniary interest therein.
(21)
Includes 29,413 shares of Class A Common Stock issuable upon exercise of outstanding options exercisable within 60 days of December 16, 2024 and 822 shares of Class A Common Stock held in the John R. Ranelli Trust, as to which Mr. Ranelli disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(22)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The foregoing information is solely from a Schedule 13G/A reflecting beneficial holdings of the Company’s common stock filed on January 22, 2024 and a Schedule 13G/A reflecting beneficial holdings of the Company’s Class A common stock filed on November 8, 2024.

(23)
The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, Pennsylvania 19355. The foregoing information is solely from a Schedule 13G/A reflecting beneficial holdings of the Company’s common stock filed on November 12, 2024 and a Schedule 13G/A reflecting beneficial holdings of the Company’s Class A common stock filed on February 13, 2024.

(24)
The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Austin, Texas 78746. The foregoing information is solely from a Schedule 13G/A reflecting beneficial holdings of the Company’s common stock filed on February 9, 2024 and a Form 13F reflecting beneficial holdings of the Company’s Class A common stock filed on November 7, 2024.

(25)
The address of Victory Capital Management, Inc. is 4900 Tiedeman Rd., 4th Floor, Brooklyn, OH 44144. The foregoing information is solely from a Schedule 13G reflecting beneficial holdings of the Company’s common stock filed on November 7, 2024.

(26)
The address of Morgan Stanley is 1585 Broadway New York, NY 10036; the address of Atlanta Capital Management Company, LLC is 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309. The foregoing information is solely from a joint Schedule 13G/A reflecting shared beneficial holdings of the Company’s common stock by both shareholders filed on November 6, 2024 and a Schedule 13F reflecting beneficial holdings of the Company's Class A common stock filed on November 14, 2024.

(27)
The address of Allspring Global Investments Holdings, LLC, Allspring Global Investments, LLC and Allspring Funds Management, LLC is 525 Market St., 10th Fl., San Francisco, CA 94105. The foregoing information is solely from a joint Schedule 13G/A reflecting shared beneficial holdings of the Company’s common stock by the three shareholders filed on January 12, 2024.

(28)
The address of Geode Capital Holdings LLC is 100 Summer Street, 12th Floor, Boston, MA 02110. The foregoing information is solely from a Schedule 13G reflecting beneficial holdings of the Company’s common stock filed on November 12, 2024 and a Schedule 13F filed by Geode Capital Management, LLC, a subsidiary of Geode Capital Holdings LLC, reflecting beneficial holdings of the Company's Class A common stock filed on November 12, 2024.

Central Garden & Pet Company   42   2025 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.
Based solely on its review of forms filed with the SEC, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from October 1, 2023 to September 28, 2024, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except for the following:

Name of Reporting Person	Type of Report and Number Filed Late	No. of Transactions Reported Late
William E. Brown	Form 4	2(1)
John R. Ranelli	Form 4	1(2)
Nicholas Lahanas	Form 4	1(3)

(1)	Form 4 filed on 12/28/2023 and Form 4 filed on 5/31/2024.
(2)	Form 4 filed on 2/20/2024.
(3)	Form 4 filed on 5/21/2024.
Code of Ethics
The Company has adopted a code of ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial and accounting officer, controller and certain other senior financial personnel. The Code of Ethics is available at the Company’s website at ir.central.com/investors/governance/governance-documents.
Other Matters
The accompanying proxy card grants the proxy holders discretionary authority, to the extent authorized by Rule 14a-4(c) under the Exchange Act, to vote on any matter raised at the Annual Meeting. As of the date of this proxy statement, there are no other matters which management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.
Shareholder Proposals
If any shareholder intends to present a proposal for action at the Company’s annual meeting in February 2026 and wishes to have such proposal set forth in management’s proxy statement, such shareholder must forward the proposal to the Company so that it is received on or before September 1, 2025. Proposals should be addressed to the Company at 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597, Attention: Corporate Secretary.
If a shareholder intends to submit a proposal at the Company’s annual meeting in February 2026, which is not intended to be included in the Company’s proxy statement and form of proxy relating to that annual meeting, the shareholder should give appropriate notice no later than November 15, 2025. If the shareholder fails to submit the proposal by such date, the shareholder may still submit a proposal at the meeting but the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company’s annual meeting in February 2026.
Central Garden & Pet Company   43   2025 Proxy Statement

Manner and Cost of Solicitation
The Board of Directors of Central Garden & Pet Company is sending you this proxy statement in connection with its solicitation of proxies for use at the Company’s Annual Meeting of Shareholders. Certain directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors by mail, phone, fax or in person. All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders, will be paid by the Company.
By Order of the Board of Directors
Joyce M. McCarthy
Secretary
Dated: December 30, 2024
Central Garden & Pet Company   44   2025 Proxy Statement

APPENDIX A
CERTIFICATE OF AMENDMENT
OF FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF CENTRAL GARDEN & PET COMPANY
The undersigned, Joyce M. McCarthy, does hereby certify as follows:
1.	The undersigned is the duly elected and acting Secretary of Central Garden & Pet Company, a Delaware corporation (the “Corporation”).
2.
The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 13, 1992. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 1992. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 8, 1993. The Corporation’s Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 6, 1994. The Corporation’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on September 28, 2006.

3.
Pursuant to Section 242 and any other applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment to the Charter (the “Certificate of Amendment”) amends and restates Section 2 of Article Sixth of the Charter in its entirety to read as follows:

Section 2. Limited Liability.
To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors or officers), a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.
4.
The foregoing Certificate of Amendment has been duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 and any other applicable provisions of the DGCL.

5.	All other provisions of the Charter shall remain in full force and effect.
6.	This Certificate of Amendment herein certified shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation as of [DATE].

By
Joyce M. McCarthy
Secretary

BOARD OF DIRECTORS

William E. Brown
Chairman

Courtnee Chun
Former Chief Portfolio Officer, Liberty Media Corporation

Lisa Coleman
Executive Coach, Leadership Development and Board Advisor

Brendan P. Dougher
Former Managing Partner and Board Member, PricewaterhouseCoopers LLP

Niko Lahanas
Chief Executive Officer

Randal D. Lewis
Principal, L&C Management

Christopher T. Metz
President and Chief Executive Officer, Solo Brands, Inc.

Brooks M. Pennington III
Former President and Chief Executive Officer, Pennington Seed, Inc.

John R. Ranelli
Retired Chief Executive Officer, Central Garden & Pet Company

M. Beth Springer
Former Executive Vice President and General Manager, The Clorox Company

EXECUTIVE OFFICERS

William E. Brown
Chairman

Niko Lahanas
Chief Executive Officer

Brad Smith
Chief Financial Officer

John Hanson
President, Pet Consumer Products

Joyce McCarthy
General Counsel & Secretary

J.D. Walker
President, Garden Consumer Products

CORPORATE OFFICE

Central Garden & Pet Company
1340 Treat Blvd., Suite 600
Walnut Creek, CA 94597
(925) 948-4000
WWW.CENTRAL.COM

INDEPENDENT AUDITORS

Deloitte & Touche LLP
San Francisco, CA

STOCK LISTINGS

NASDAQ Symbols CENT, CENTA

TRANSFER AGENT

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
(877) 261-9290
www.computershare.com/investor

For more information, please visit www.central.com or contact Investor Relations at ir@central.com

CENTRAL
GARDEN & PET

CENTRAL GARDEN & PET COMPANY
1340 TREAT BOULEVARD, SUITE 600
WALNUT CREEK, CA 94597

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 11, 2025 for shares held directly and by 11:59 p.m. Eastern Time on February 7, 2025 for shares held in a Plan. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CENT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 11, 2025 for shares held directly and by 11:59 p.m. Eastern Time on February 7, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60367-P20755 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL GARDEN & PET COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William E. Brown
02) Courtnee Chun
03) Lisa Coleman
04) Brendan P. Dougher
05) Nicholas Lahanas
06) Randal D. Lewis
07) Christopher T. Metz
08) Brooks M. Pennington III
09) John R. Ranelli
10) M. Beth Springer

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date